EXHIBIT 10.2


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                                CREDIT AGREEMENT


                                      among


                                    POINT.360
                                   as Borrower


                           THE LENDERS PARTIES HERETO,


                                       and


                         UNION BANK OF CALIFORNIA, N.A.
                                    as Agent




                           Dated as of March 12, 2004


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


                                TABLE OF CONTENTS

                                                                         Page

SECTION 1.      DEFINITIONS.................................................1
         1.1    Defined Terms...............................................1
         1.2    Other Definitional Provisions..............................19

SECTION 2.      AMOUNT AND TERMS OF LOANS AND LETTERS OF CREDIT;
                COMMITMENT AMOUNTS.........................................20
         2.1    Revolving Loans and Letters of Credit;
                Loan Commitment Amounts....................................20
         2.2    Term Loans; Term Loan Commitment Amounts...................23
         2.3    Letters of Credit..........................................25
         2.4    Optional Prepayments.......................................28
         2.5    Mandatory Prepayments......................................29
         2.6    Conversion and Continuation Options........................30
         2.7    Minimum Amounts of Tranches; Minimum Borrowings............31
         2.8    Interest Rates and Payment Dates...........................31
         2.9    Computation of Interest and Fees...........................31
         2.10   Inability to Determine Interest Rate.......................32
         2.11   Pro Rata Treatment and Payments............................32
         2.12   Illegality.................................................32
         2.13   Increased Costs............................................33
         2.14   Taxes......................................................34
         2.15   Indemnity..................................................35
         2.16   Mitigation of Costs........................................35
         2.17   Unused Commitment Fee......................................35

SECTION 3.      REPRESENTATIONS AND WARRANTIES.............................36
         3.1    Organization and Good Standing.............................36
         3.2    Power and Authority........................................36
         3.3    Validity and Legal Effect..................................36
         3.4    No Violation of Laws or Agreements.........................36
         3.5    Title to Assets; Existing Encumbrances; Legal Names........36
         3.6    Capital Structure; Equity Ownership........................37
         3.7    Subsidiaries and Affiliates................................37
         3.8    Material Contracts.........................................37
         3.9    Taxes and Assessments......................................37
         3.10   Litigation and Legal Proceedings...........................38
         3.11   Accuracy of Financial Information..........................38
         3.12   Accuracy of Other Information..............................38
         3.13   Compliance with Laws Generally.............................39
         3.14   ERISA Compliance...........................................39
         3.15   Environmental Compliance...................................39
         3.16   Federal Regulations........................................40
         3.17   Fees and Commissions.......................................40
         3.18   Solvency...................................................40
         3.19   Investment Company Act; Public Utility Holding Company Act.40
         3.20   Nature of Business.........................................41
         3.21   Use of Proceeds............................................41
         3.22   Ranking of Loans...........................................41

SECTION 4.      CONDITIONS PRECEDENT.......................................41
         4.1    Conditions to Closing Date.................................41
         4.2    Conditions to Each Loan or Letter of Credit................43

SECTION 5.      AFFIRMATIVE COVENANTS......................................44
         5.1    Financial Statements.......................................44
         5.2    Certificates; Other Information............................45
         5.3    Payment of Obligations.....................................46
         5.4    Conduct of Business and Maintenance of Existence...........46
         5.5    Maintenance of Property....................................47
         5.6    Insurance..................................................47
         5.7    Inspection of Property; Books and Records; Discussions.....47
         5.8    Environmental Laws.........................................47
         5.9    Use of Proceeds............................................48
         5.10   Compliance With Laws, Etc..................................48
         5.11   Certain Obligations Respecting Subsidiaries;
                Prohibitions on Certain Agreements.........................48
         5.12   Reviews and Appraisals.....................................48
         5.13   Bank Accounts..............................................49
         5.14   Landlord Consents..........................................49

SECTION 6.      NEGATIVE COVENANTS.........................................49
         6.1    Financial Condition Covenants..............................49
         6.2    Limitation on Indebtedness.................................50
         6.3    Limitation on Liens........................................51
         6.4    Limitation on Fundamental Changes..........................52
         6.5    Limitation on Sale of Assets...............................52
         6.6    Limitation on Dividends....................................52
         6.7    Limitation on Investments, Loans and Advances..............52
         6.8    Transactions with Affiliates...............................53
         6.9    Fiscal Year................................................53
         6.10   Sale-Leaseback Transactions................................53
         6.11   Lines of Business..........................................53

SECTION 7.      EVENTS OF DEFAULT..........................................54

SECTION 8.      THE AGENT..................................................56
         8.1    Appointment................................................56
         8.2    Delegation of Duties.......................................56
         8.3    Exculpatory Provisions.....................................57
         8.4    Reliance by the Agent......................................57
         8.5    Notice of Default..........................................57
         8.6    Non-Reliance on the Agent and Other Lenders................58
         8.7    Indemnification............................................58
         8.8    The Agent in Its Individual Capacity.......................58
         8.9    Successor Agent............................................59
         8.10   Collateral Documents.......................................59

SECTION 9.      MISCELLANEOUS..............................................59
         9.1    Amendments and Waivers.....................................59
         9.2    Notices....................................................60
         9.3    No Waiver; Cumulative Remedies.............................60
         9.4    Survival of Representations and Warranties.................61
         9.5    Payment of Expenses and Taxes..............................61
         9.6    Successors and Assigns; Participations;
                Purchasing Lenders.........................................62
         9.7    Adjustments; Set-Off.......................................64
         9.8    Counterparts...............................................65
         9.9    Severability...............................................65
         9.10   Integration................................................65
         9.11   GOVERNING LAW..............................................65
         9.12   Acknowledgements...........................................65
         9.13   Headings...................................................65
         9.14   Copies of Certificates, Etc................................65
         9.15   Treatment of Certain Information; Confidentiality..........65
         9.16   Consent to Jurisdiction; Waiver of Jury Trial..............66
         9.17   Release....................................................67
         9.18   Effect of Agreement on Financing Statements and
                Landlord Consents..........................................71

Exhibits

         A-1    Form of Revolving Note
         A-2    Form of Term Note
         B      Form of Assignment and Acceptance
         C      Form of Borrowing Base Certificate
         D      Form of Borrowing Notice
         E      Form of Continuation Notice
         F      Form of Officer's Certificate
         G      Form of Covenant Compliance Certificate
         H-1    Form of Letter of Credit Request
                (Standby Letters of Credit)
         H-2    Form of Letter of Credit Request
                (Commercial Letters of Credit)


Schedules

         3.1    Business Qualification Jurisdictions
         3.5    Legal and Trade Names
         3.6    Capital Structure; Equity Ownership
         3.7    Subsidiaries and Affiliates
         3.8    Material Contracts
         3.9    Certain Tax Matters
         3.10   Litigation
         5.14   Certain Leased Properties

                               CREDIT AGREEMENT


        THIS CREDIT AGREEMENT, dated as of March 12, 2004, among (1) POINT.360, a California corporation (the "Borrower"), (2) the several banks and other financial institutions parties to this Agreement (the "Lenders"), and (3) UNION BANK OF CALIFORNIA, N.A., as Agent for the Lenders hereunder ("UBOC"; in its capacity as agent, the "Agent").

                                    RECITALS


        The Borrower has requested that the Lenders make available to it a revolving facility and a term loan facility for its use in refinancing certain existing debt, financing equipment purchases and other uses as more fully set forth below. The Lenders are willing to make available such facilities on the terms and subject to the conditions set forth herein.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:


SECTION 1. DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

        "Accounts Receivable": all of the Borrower's or any Domestic Subsidiary's now owned or hereafter acquired (a) accounts receivable for the sale of inventory or the performance of services, book debts and other forms of obligations, whether arising out of goods sold or services rendered or from any other transaction; (b) rights in, to and under all purchase orders or receipts for goods or services; (c) rights to any goods represented or purported to be represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods); (d) moneys due or to become due to the Borrower or any Domestic Subsidiary under all purchase orders and contracts for the sale of goods or the performance of services or both by the Borrower or any Domestic Subsidiary (whether or not yet earned by performance on the part of the Borrower or such Domestic Subsidiary), including the proceeds of the foregoing; (e) any notes, drafts, letters of credit, insurance proceeds or other instruments, documents and writings evidencing or supporting the foregoing; and
(f) all collateral security and guarantees of any kind given by any other Person with respect to any of the foregoing.

        "Accounts Receivable Value": at the date of determination thereof, the aggregate face amount of Eligible Accounts Receivable less discounts, credits, allowances and retainages.

        "Accountants": such firm of independent certified public accountants of recognized regional or national standing as shall be selected by the Borrower and acceptable to the Majority Lenders (such acceptance by the Majority Lenders not to be unreasonably withheld, and to be in writing).

        "Acquisition": the acquisition by the Borrower or any Subsidiary of any equity interest in (including any warrants, options and other rights to acquire such interests), or any or all of the assets of, any other Person.

        "Affiliate": as to any Person, (a) any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or (b) any Person who is a director, officer or partner (i) of such Person or (ii) of any Subsidiary of such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

        "Agent": as defined in the preamble hereto.

        "Aggregate Available Term Loan Commitment": the sum of the Available Term Loan Commitments of each Term Loan Lender.

        "Aggregate Revolving Loan Commitment": the sum of the Revolving Loan Commitments set forth on the signature pages hereof.

        "Aggregate Term Loan Commitment": the sum of the Term Loan Commitments set forth on the signature pages hereof.

        "Aggregate Total Commitment": the sum of the Aggregate Revolving Loan Commitment and the Aggregate Term Loan Commitment.

        "Aggregate Total Commitment Percentage": with respect to each Lender, the percentage equivalent of the ratio which such Lender's Commitments bears to the Aggregate Total Commitment.

        "Agreement": this Credit Agreement, as amended, waived, supplemented or otherwise modified from time to time.

        "Alliance Atlantis Warrant": that certain Warrant dated July 2002 providing for the purchase of 500,000 shares of the Borrower's common stock at $2.00 per share.

        "Applicable Lending Office": for any Lender, its office for Loans specified below its signature on the signature pages hereof or in the Assignment and Acceptance pursuant to which it became a party hereto, any of which offices may, upon 10 days' prior written notice to the Agent and the Borrower, be changed by such Lender.

        "Asset Disposition": the sale, sale and leaseback, transfer, conveyance, exchange, long-term lease accorded sales treatment under GAAP or similar disposition (including by means of a merger, consolidation, amalgamation, joint venture or other substantive combination) of any of the Properties, business or assets (other than marketable securities, including "margin stock" within the meaning of Regulation U, liquid investments and other financial instruments but, including, without limitation, the assignment of any lease, license or permit relating to the Properties) of the Borrower or any of its Subsidiaries to any Person or Persons other than to the Borrower or any Guarantor; provided that Asset Disposition shall not include the sale of inventory in the ordinary course of business.

        "Assignment and Acceptance": an Assignment and Acceptance substantially in the form of Exhibit B to this Agreement.

        "Available Revolving Loan Commitment": with respect to each Revolving Loan Lender on the date of determination thereof, the amount by which (a) the Revolving Loan Commitment of such Lender on such date exceeds (b) the principal sum of such Lender's (i) Revolving Loans outstanding, (ii) Revolving Loan Commitment Percentage of the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (iii) Revolving Loan Commitment Percentage of the aggregate amount of unreimbursed drawings under all Letters of Credit on such date.

        "Available Term Loan Commitment": with respect to each Term Loan Lender on the date of determination thereof, the amount by which the Term Loan Commitment of such Lender on such date exceeds the principal sum of such Lender's Term Loans outstanding on such date.

        "Benefitted Lender": as defined in Section 9.7.

        "Borrower": as defined in the preamble hereto.

        "Borrowing Base": 80% of the Accounts Receivable Value.

        "Borrowing Base Review": a review, performed by the Agent or a designee of the Agent reasonably acceptable to the Borrower, which evaluates the Borrower's compliance with the reporting requirements under this Agreement applicable to the Borrowing Base, including, but not limited to, an examination of the Borrower's books and records relating to the Borrower's Accounts Receivable Value.

        "Borrowing  Base  Certificate":  a  certificate,   duly  executed  by  a
Responsible Officer, substantially in the form of Exhibit C.

        "Borrowing Notice": a notice from the Borrower to the Agent requesting a borrowing of Loans, substantially in the form of Exhibit D.

        "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in the State of California are authorized or required by law to close and which, in the case of a LIBOR Loan, is a Eurodollar Business Day.

        "Capital Expenditures": for any period, expenditures (including, without limitation, the aggregate amount of Capitalized Lease Obligations incurred during such period) made by the Borrower or any of its Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP.

        "Capitalized Lease Obligations": obligations for the payment of rent for any real or personal property under leases or agreements to lease that, in accordance with GAAP, have been or should be capitalized on the books of the lessee and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

        "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), any and all warrants, options or rights to purchase any of the foregoing or any other securities convertible into any of the foregoing.

        "Cash Collateral Deposit": cash deposits made by the Borrower to the Agent, to be held by the Agent as Collateral pursuant to the Security Agreement, for the reimbursement of drawings under Letters of Credit.

        "Cash Income Taxes": for any period, cash income taxes paid by the Borrower and its Subsidiaries.

        "Closing Date": the date on which the conditions  precedent set forth in
Section 4.1 have been satisfied.

        "Code": the Internal Revenue Code of 1986, as amended from time to time.

        "Collateral": all of the property (tangible or intangible) purported to be subject to the lien or security interest purported to be created by any mortgage, deed of trust, security agreement, pledge agreement, assignment or other security document heretofore or hereafter executed by the Borrower as security for all or part of the Obligations.

        "Collateral Documents": the Security Agreement, any Control Agreements executed pursuant to the Security Agreement, all Form UCC-1 Financing Statements and amendments thereto and any other document encumbering the Collateral or evidencing or perfecting a security interest therein for the benefit of the Lenders executed by the Borrower.

        "Commitment": a Revolving Loan Commitment or a Term Loan Commitment, as applicable.

        "Commitment Percentage": a Revolving Loan Commitment Percentage or a Term Loan Commitment Percentage, as applicable.

        "Commonly Controlled Entity": as to any Person, an entity, whether or not incorporated, which is under common control with such Person within the meaning of Section 4001 of ERISA or is part of a group which includes such Person and which is treated as a single employer under Section 414 of the Code.

        "Continuation Notice": a request for continuation or conversion of a Loan as set forth in Section 2.6, substantially in the form of Exhibit E.

        "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

        "Control Agreement": a control agreement, restricted account agreement or similar agreement or document, in each case in form and substance satisfactory to the Agent and entered into for the purpose of perfecting a security interest in one or more deposit accounts or securities accounts of the Obligors.

        "Covenant Compliance Certificate": a certificate of a senior financial officer of the Borrower, substantially in the form of Exhibit G hereto, with regard to (and setting forth the calculations for) each of the covenants set forth in this Agreement.

        "Debt  Service":  for any  period,  the sum,  for the  Borrower  and its
Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all regularly scheduled payments or regularly scheduled prepayments of principal of Indebtedness (including, without limitation, the principal component of any payments in respect of Capitalized Lease Obligations) made during such period; provided that, (i) with respect to the four quarter periods ending December 31, 2003 and March 31, 2004, such amount shall be deemed to be $1,600,000, (ii) with respect to the four quarter period ending June 30, 2004, such amount shall be deemed to be sum of (x) all such regularly scheduled payments or prepayments for the quarter ending June 30, 2004 plus (y) $1,200,000, (iii) with respect to the four quarter period ending September 30, 2004, such amount shall be deemed to be sum of (x) all such regularly scheduled payments or prepayments for the two-quarter period ending September 30, 2004 plus (y) $800,000 and (iv) with respect to the four quarter period ending December 31, 2004, such amount shall be deemed to be sum of (x) all such regularly scheduled payments or prepayments for the three-quarter period ending December 31, 2004 plus (y) $400,000, plus (b) all Interest Expense for such period; provided that, (i) with respect to the four quarter period ending December 31, 2003, Interest Expense shall be deemed to be $603,000, (ii) with respect to the four quarter period ending March 31, 2004, such amount shall be deemed to be $460,000, (iii) with respect to the four quarter period ending June 30, 2004, such amount shall be deemed to be (x) Interest Expense for the quarter ending June 30, 2004 plus (y) $ 293,000, (iv) with respect to the four quarter period ending September 30, 2004, such amount shall be deemed to be sum of (x) Interest Expense for the two-quarter period ending September 30, 2004 plus (y) $173,000 and (v) with respect to the four quarter period ending December 31, 2004, such amount shall be deemed to be sum of (x) Interest Expense for the three-quarter period ending December 31, 2004 plus (y) $79,000.

        "Default": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

        "Dollars" and "$": dollars in lawful currency of the United States.

        "Domestic Subsidiary": each Subsidiary organized under the laws of the United States or any state thereof.

        "Earn-out Payments": cash payments required to be made by the Borrower pursuant to earn-out provisions of any acquisition agreement entered into by the Borrower subsequent to the Closing Date for the purpose of acquiring a business.

        "EBITDA": for any period, Net Income after eliminating extraordinary gains and losses, plus (i) provisions for income taxes, (ii) depreciation and amortization, (iii) Interest Expense, (iv) any non-cash charge taken by the Borrower in connection with FASB Rule 142, provided that such charges shall not exceed $5,000,000 during the term of this Agreement, (v) up to $100,000 of fees and expenses paid by the Borrower in connection with the execution of this Agreement and (vi) up to $620,000 for any charge resulting from the repurchase and cancellation of the Alliance Atlantis Warrant. "Eligible Accounts Receivable": an Account Receivable which is reasonably acceptable to the Agent, but in no event shall Eligible Accounts Receivable include any Account
Receivable:

        (a) that does not arise from the sale of finished goods or the rendition of services in the ordinary course of the Borrower's or a Domestic Subsidiary's business;

        (b) that is not subject to a valid, perfected first priority Lien in favor of the Agent;

        (c) as to which any covenant, representation or warranty contained in the Loan Documents with respect to such Account Receivable has been breached;

        (d) that is not owned by the Borrower or any Domestic Subsidiary or is subject to any right, claim or interest of another Person other than the Lien in favor of the Agent;

        (e) with respect to which an invoice has not been sent;

        (f) that is due and payable from a buyer located outside of the United States or Canada;

        (g) that is not paid within 90 days from the date of the invoice;

        (h) that arises from a sale of goods to or performance of services for an Affiliate of the Borrower, or an employee of the Borrower or an Affiliate of the Borrower;

        (i) that the Agent, in its reasonable judgment, deems uncollectible for any reason;

        (j) that is due and payable in a currency other than Dollars or Canadian Dollars;

        (k) that is due and payable from a buyer who (i) applies for, suffers, or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or calls a meeting of its creditors,
        (ii) admits in writing its inability, or is generally unable, to pay its debts as they become due or ceases operations of its present business,
        (iii) makes a general assignment for the benefit of creditors, (iv) commences a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) is adjudicated as bankrupt or insolvent, (vi) files a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesces to, or fails to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) takes any action for the purpose of effecting any of the foregoing;

        (l) that arises from a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

        (m) for which the goods giving rise to such Account Receivable have not been shipped and delivered to and accepted by the buyer or the services giving rise to such Account Receivable have not been performed by the Borrower or any Domestic Subsidiary and accepted by the buyer or the Account Receivable otherwise does not represent a final sale;

        (n) that is subject to any offset, deduction, defense, dispute, or counterclaim; or, except for Sony Corporation of America and its subsidiaries, the buyer is also a creditor or supplier of the Borrower or any Domestic Subsidiary; or the Account Receivable is contingent in any respect or for any reason;

        (o) for which the Borrower or any Domestic Subsidiary has made any agreement with the buyer for any deduction therefrom, except for (i) discounts or allowances made in the ordinary course of business for prompt payment and (ii) cooperative advertising discounts;

        (p) for which any of the goods giving rise to such Account Receivable have been returned, rejected or repossessed, or for which any part of the payment due from buyer is overdue;

        (q) that arises from or out of any contract or other agreement involving the United States of America, any agency or instrumentality of the United States of America, or any entity entitled to full of partial immunity under the laws applicable in any domestic or foreign jurisdiction or any entity to which an assignment of claims is subject to consent;

        (r) that is an obligation of an account debtor with respect to which more than 25% of all Accounts Receivable due to the Borrower from such account debtor are either overdue or not paid within 90 days from the date of the invoice, unless the Majority Lenders have given their written consent thereto; or

        (s) that, when added together with all other Accounts Receivable due to the Borrower from the applicable account debtor, exceeds 15% (or, with respect to Sony Pictures Entertainment, Metro Goldwyn Mayer Studios, Inc. and Zenith Media Services, 20%) of all Accounts Receivable of the Borrower.

        "Environmental Control Statutes": as defined in Section 3.15.

        "EPA": as defined in Section 3.15.

        "Equity Offering": the sale or issuance (or reissuance) by the Borrower or any Subsidiary of any equity interest (common stock, preferred stock, partnership interests, member interests or otherwise) or any options, warrants, convertible securities or other rights to purchase such beneficial or equity interests, other than as the result of the exercise of an option or other right to purchase beneficial or equity interests in the Borrower pursuant to the Borrower's 1996 Stock Incentive Plan or 2000 Non-Qualified Stock Option Plan.

        "Equity Rights": with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

        "Equityholder Agreements": each shareholder agreement, limited liability company agreement, partnership agreement, voting agreement, buy-sell agreement, option, warrant, put, call, or right of first refusal, and any other agreement or instrument with conversion rights into equity of the Borrower or any Subsidiary either (a) between the Borrower or any Subsidiary and any holder or prospective holder of any equity interest of the Borrower or any Subsidiary (including interests convertible into such equity) or (b) otherwise between any two or more such holders of equity interests.

        "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

        "ERISA Affiliate": as to any Person, each trade or business including such Person, whether or not incorporated, which together with such Person would be treated as a single employer under Section 4001(a)(14) of ERISA.

        "Eurodollar Business Day": any day on which commercial banks are open for dealings in Dollar deposits in the London Interbank Market.

        "Event of Default": any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

        "Excluded Taxes": all taxes imposed on or by reference to the net income of the Agent or any Lender or its Applicable Lending Office by any Governmental Authority and all franchise taxes, taxes on doing business or taxes measured by capital or net worth imposed on the Agent or on any Lender or its Applicable Lending Office by any Governmental Authority and any taxes imposed by any Governmental Authority arising as a consequence of the failure of any Lender to provide accurate documentation required to be provided by such Lender pursuant to Section 2.14(b).

        "Existing Letter of Credit": that certain letter of credit issued by UBOC on January 30, 1998 to O.D.S. Technologies, LP in the face amount of $92,239.20 and bearing letter of credit no. 306S230996.

        "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

        "Final Term Loan Maturity Date": March 12, 2011, or such earlier date as the Term Notes shall become due and payable in full in accordance with the terms hereof (whether by acceleration or otherwise).

        "Fixed Charge Ratio": as at any date of determination, with respect to any period, determined on a consolidated basis for the Borrower and its Subsidiaries, the ratio of EBITDA less Capital Expenditures (excluding up to $8,571,500 for the purchase of the New Premises) divided by Fixed Charges for such period.

        "Fixed Charges": for any period, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (i) Debt Service for such period, (ii) Cash Income Taxes for such period and (iii) Earn-out Payments for such period.

        "Funded Debt": the sum of the outstanding principal balance of all Indebtedness (including, but not limited to, Indebtedness to the Lenders and Capitalized Lease Obligations) of Borrower and its Subsidiaries on a consolidated basis, excluding the outstanding principal balance of the Mortgage Debt provided such amount does not exceed $6,428,625, as reduced from time to time by the repayment thereof.

        "GAAP": generally accepted accounting principles in the United States in effect from time to time.

        "General Account": as defined in Section 2.1(h).

        "Governmental Authority": any nation or government, any federal, state or other political subdivision thereof and any federal, state or local entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation (without duplication) of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds for the purchase or payment of any such primary obligation or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lesser of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

        "Guarantees": collectively, guarantees executed by any Subsidiary of the Borrower pursuant to Section 5.11, as the same may be amended, modified or restated from time to time in accordance with the terms hereof.

        "Guarantor Collateral": all of the property (tangible or intangible) purported to be subject to the lien or security interest purported to be created by any mortgage, deed of trust, security agreement, pledge agreement, assignment or other security document heretofore or hereafter executed by any Guarantor as security for all or part of the Obligations or the Guarantees.

        "Guarantor Collateral Documents": the Guarantor Security Agreements, any Control Agreements executed pursuant to any Guarantor Security Agreement, all Form UCC-1 Financing Statements and amendments thereto and any other document encumbering the Guarantor Collateral or evidencing or perfecting a security interest therein for the benefit of the Lenders executed by any Guarantor.

        "Guarantor Security Agreements": collectively, security agreements made by any Subsidiary of the Borrower pursuant to Section 5.11, as the same may be amended, modified or restated from time to time in accordance with the terms hereof.

        "Guarantors": each Subsidiary.

        "Hazardous Material": collectively, (a) any petroleum or petroleum products, flammable materials, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls ("PCB's"), (b) any chemicals or other materials or substances that are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Control Statute and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Control Statute.

        "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade liabilities (other than for borrowed money) incurred in the ordinary course of business so long as such trade liabilities are payable within 90 days of the date the respective goods are delivered or the respective services are rendered) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under Capitalized Lease Obligations, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (e) all obligations of such Person, whether absolute or contingent, in respect of letters of credit opened for the account of such Person, (f) all obligations of such Person under Non-Compete Agreements, (g) all obligations of such Person under agreements for interest rate or currency hedging, (h) all mandatory redemption, repurchase or dividend obligations of such Person with respect to Capital Stock, and (i) all Guarantee Obligations of such Person in respect of any indebtedness, obligations or liabilities of any other Person of the type referred to in clauses (a) through (h) of this definition.

        "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

        "Interest Expense": for any period, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (i) all interest on Funded Debt (including, without limitation, the interest component of any payments in respect of Capitalized Lease Obligations) which was paid, payable and/or accrued for such period and (ii) all commitment, letter of credit or line of credit fees paid, payable and/or accrued for such period (without duplication of previous amounts) to any lender in exchange for such lender's commitment to lend. "Interest Payment Date": (a) as to any Reference Rate Loan, the first day of each month, (b) as to any LIBOR Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any LIBOR Loan having an Interest Period longer than three months, each day which is at the end of each three month-period within such Interest Period after the first day of such Interest Period and the last day of such Interest Period and (d) for each of
(a), (b) and (c) above, on the day on which the Term Loans and the Revolving Loans become due and payable in full and are paid or prepaid in full.

        "Interest Period": with respect to any LIBOR Loan:

        (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such LIBOR Loan and ending one, three or six months thereafter, as selected by the Borrower in its Borrowing Notice or Continuation Notice, as the case may be, given with respect thereto; and

        (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Loan and ending one, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Agent not less than three Eurodollar Business Days prior to the last day of the then current Interest Period with respect thereto;

        provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

             (i) if any Interest Period pertaining to a LIBOR Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

             (ii) any Interest Period that would otherwise extend beyond the date final payment is due on the Revolving Loans, as applicable, shall end on the date of such final payment; and

             (iii) any Interest Period pertaining to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

        "Interest Rate Protection Agreement": shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, or interest rate hedging agreement or other similar agreement or arrangement.

        "Investment": as defined in Section 6.7.

        "Letter of Credit": as defined in Section 2.1(a).

        "Letter of Credit Amount": the stated maximum amount available to be drawn under a particular Letter of Credit, as such amount may be reduced or reinstated from time to time in accordance with the terms of such Letter of Credit.

        "Letter of Credit Request": a request by the Borrower for the issuance of a standby or commercial Letter of Credit, on the Agent's standard form of standby letter of credit application and agreement or commercial letter of credit application and agreement, as applicable, the current forms of which are attached hereto as Exhibits H-1 and H-2, respectively.

        "Letter of Credit Sublimit": as defined in Section 2.1(a).

        "Landlord Consent": a waiver and consent, in form and substance reasonably satisfactory to the Agent, of each Person who is the owner of real property leased to the Borrower or any Guarantor.

        "Lenders": as defined in the preamble hereto and Section 8.8.

        "LIBOR": with respect to each day during each Interest Period pertaining to a LIBOR Loan, the rate of interest determined by the Agent to be the rate per annum at which deposits in dollars would be offered to the Agent by leading banks in the London Interbank Market at or about 9:00 a.m., Los Angeles time, two Eurodollar Business Days prior to the beginning of such Interest Period, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its LIBOR Loan to be outstanding during such Interest Period.

        "LIBOR Adjusted Rate": with respect to each day during each Interest Period pertaining to a LIBOR Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                                     LIBOR

1.00 - LIBOR Reserve Requirements

        "LIBOR Loans": Loans the rate of interest applicable to which is based upon LIBOR.

        "LIBOR Reserve Requirements": for any day as applied to a LIBOR Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such Federal Reserve System.

        "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Capitalized Lease Obligation having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

        "Loan": a Revolving Loan or a Term Loan, as applicable; and "Loans" means the aggregate of all Revolving Loans and all Term Loans, as applicable, outstanding at any given time.

        "Loan Documents": this Agreement, the Notes, the Collateral Documents, the Landlord Consents, the Guarantor Collateral Documents, any Loan Sweep Agreement and the Guarantees and any other agreement executed by an Obligor in connection therewith and herewith including, but not limited to, the fee sideletter executed on the Closing Date, UCC-1 Financing Statements and amendments thereto, and each Letter of Credit Request, as such agreements and documents may be amended, supplemented and otherwise modified from time to time in accordance with the terms hereof.

        "Loan Sweep Agreement": any future account sweep or similar agreement entered into between UBOC and the Borrower with respect to the Borrower's cash management.

        "Majority Lenders": Lenders having at least 51% of the aggregate outstanding principal amount of the Loans, provided that during any such time as UBOC alone would otherwise constitute the Majority Lender under the definition set forth above, "Majority Lenders" shall be deemed to refer to UBOC and at least one other Lender.

        "Margin Stock": as defined in Regulation U.

        "Material Adverse Effect": a material adverse effect on (a) the business, operations, property, financial condition, prospects or liabilities of the Borrower and its Subsidiaries taken as a whole, (b) the ability of any Obligor to perform its respective obligations under the Loan Documents, (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent and the Lenders hereunder or thereunder or (d) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith.

        "Material Contracts": each contract and agreement, including, but not limited to, site leases and licenses, material to the financial condition or operation of the Borrower or any Subsidiary.

        "Mortgage Debt": mortgage Indebtedness in a principal amount not exceeding $8,571,500, as reduced from time to time in accordance with the terms thereof, incurred by the Borrower to a mortgage lender for the purchase of the New Premises.

        "Multiemployer Plan": a plan which is a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

        "Net Income": net income as determined in accordance with GAAP.

        "Net Proceeds": (A) with respect to any Asset Disposition, the net amount equal to the aggregate amount received in cash (including any cash received by way of deferred payment pursuant to a note receivable, other non-cash consideration or otherwise, but only as and when such cash is so received) in connection with such Asset Disposition minus the sum of (a) the reasonable fees, commissions and other out-of-pocket expenses incurred by the Borrower or any of its Subsidiaries in connection with such Asset Disposition (other than amounts payable to Affiliates of the Person making such disposition), (b) Indebtedness, other than the Loans, required to be paid as a result of such Asset Disposition and (c) federal, state and local taxes incurred and to be paid in connection with such Asset Disposition; and (B) with respect to any Equity Offering, the net amount equal to the aggregate amount received in cash (including any cash received by way of deferred payment pursuant to a note receivable, other non-cash consideration or otherwise, but only as and when such cash is so received) in connection with such Equity Offering minus the reasonable fees, commissions and other out-of-pocket expenses incurred by the Borrower in connection with such Equity Offering (other than amounts payable to Affiliates of the Person making such Equity Offering).

        "Net Worth": net worth as determined in accordance with GAAP.

        "Net Worth Requirement": $31,100,000 as of the Closing Date, as shall subsequently be automatically increased (i) as of the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2004, by an amount equal to 50% of the Borrower's positive annual net profit for such year and (ii) upon the issuance thereof, by an amount equal to 90% of the Net Proceeds of any Equity Offering made on or after the Closing Date.

        "New Premises": that certain building located at 2701 Media Center Drive, Los Angeles, California, which building is, as of the Closing Date, leased by the Borrower but with respect to which the Borrower is in negotiations to purchase.

        "Non-Compete Agreements": all agreements pursuant to which the Borrower or any Subsidiary has agreed to make payments (whether in cash or in kind) to another Person for the agreement of such Person not to compete with the Borrower or such Subsidiary in a given area.

        "Note": a Revolving Note or a Term Note; and "Notes" means the aggregate of all Revolving Notes and all Term Notes.

        "Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity the Loans and interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and whether or not at a default rate) the Notes, and all other obligations and liabilities of the Obligors to the Agent and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Notes, any other Loan Document and any other document made, delivered or given in connection herewith or therewith, including, but not limited to, any Interest Rate Protection Agreement to which the Agent or any Lender is party, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel (including the allocated reasonable cost of internal counsel) to the Agent or the Lenders that are required to be paid by the Borrower pursuant to the terms of this Agreement) or otherwise.

        "Obligor": the Borrower, each Guarantor and any other Person (other than the Agent or a Lender) obligated under any Loan Document.

        "Organic Documents": relative to any entity, its certificate or articles of incorporation or organization, its by-laws or operating agreement, any Equityholder Agreements, its partnership agreement, and any other agreements or documents relating to the control or management of any such entity (whether existing as corporation, a partnership, a limited liability company or otherwise).

        "Original Reduction Date": as defined in Section 2.2(d).

        "Original  Term Loan  Amortization  Schedule":  as  defined  in  Section
2.2(d).

        "Overadvance Borrowings": as defined in Section 2.1(a).

        "Overadvance Notice": as defined in Section 2.1(a).

        "Participant": as defined in Section 9.6(b).

        "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor thereto.

        "Permitted Acquisition": an Acquisition where (a) the Person whose assets or equity interest is being acquired has positive pro forma EBITDA during the twelve month period immediately prior to the closing of such Acquisition,
(b) the Borrower and each Subsidiary shall be in full compliance with each financial covenant contained in this Agreement immediately prior to and upon the closing of the Acquisition, (c) the Agent and the Lenders shall have received at least 30 Business Days' prior written notice of such Acquisition, accompanied by a Covenant Compliance Certificate showing the Borrower's compliance with covenants both prior to such Acquisition and on a pro forma basis assuming consummation of such Acquisition, neither of which shall indicate a Default, (d) with respect to an Acquisition involving a public company, such Acquisition shall not have been opposed by the board of directors of the target entity or otherwise be deemed by the Agent, in the exercise of the Agent's reasonable discretion, to be a hostile Acquisition and (e) the consideration for such Acquisition, together with the consideration for all Acquisitions consummated on or after the Closing Date, shall not exceed $9,000,000 less the sum of all Earn-out Payments actually made on and after the Closing Date.

        "Person": any individual, firm, partnership, joint venture, corporation, association, limited liability company, business enterprise trust, unincorporated organization, government or department or agency thereof or other entity, whether acting in an individual, fiduciary or other capacity.

        "Plan": as to any Person, any plan (other than a Multiemployer Plan) subject to Title IV of ERISA maintained for employees of such Person or any ERISA Affiliate of such Person (and any such plan no longer maintained by such Person or any of such Person's ERISA Affiliates to which such Person or any of such Person's ERISA Affiliates has made or was required to make any contributions within any of the five preceding years).

        "Prior Agreement": that certain Third Amended and Restated Credit Agreement dated as of May 2, 2002 among the Borrower, the lenders referred to therein, and UBOC, as administrative agent for such lenders, as amended.

        "Prohibited Transaction": with respect to any Plan, a prohibited transaction (as defined in Section 406 of ERISA) with respect to such Plan.

        "Properties":   the  collective  reference  to  the  real  and  personal
(tangible and intangible) property owned, leased, used, occupied or operated, under license or permit by the Obligors.

        "Purchasing Lenders": as defined in Section 9.6(c).

        "Reference Rate": the rate of interest per annum publicly announced from time to time by Union Bank of California, N.A. as its "reference rate" in effect at its office in Los Angeles, California. Any change in the Reference Rate shall be effective on the effective date specified in the public announcement of such change. The Reference Rate is an index rate determined by UBOC from time to time as a means of pricing certain extensions of credit and is neither directly tied to any external rate of interest or index nor necessarily the lowest rate of interest charged by UBOC at any given time.

        "Reference Rate Loans": Loans the rate of interest applicable to which is based upon the Reference Rate.

        "Register": as defined in Section 9.6(d).

        "Regulation D": Regulation D of the Board of Governors of the Federal Reserve System, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof and any successor regulation thereto.

        "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof and any successor regulation thereto.

        "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

        "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under PBGC regulations.

        "Requirement of Law": as to any Person, the Organic Documents of such Person, and any law, treaty, rule or regulation, determination or policy statement or interpretation of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

        "Responsible Officer": with respect to the Borrower or any Subsidiary, the chief executive officer or the president, or, with respect to financial matters, the chief financial officer, treasurer or controller of such entity.

        "Restricted Payments": as defined in Section 6.6.

        "Revolving Loan": as defined in Section 2.1(a).

        "Revolving Loan Commitment": the commitment of a Lender listed on the signature pages hereof to make Revolving Loans and participate in Letters of Credit hereunder through its Applicable Lending Office as set forth on the signature pages hereof, as the same may be adjusted pursuant to the provisions hereof.

        "Revolving Loan Commitment Expiration Date": March 12, 2006, or such earlier date as the Revolving Loan Commitments shall expire in accordance with the terms hereof (whether by acceleration or otherwise).

        "Revolving Loan Commitment Percentage": with respect to each Revolving Loan Lender, the percentage equivalent of the ratio which such Lender's Revolving Loan Commitment bears to the Aggregate Revolving Loan Commitment.

        "Revolving Loan Lender":  each Lender having a Revolving Loan Commitment
and/or  which  shall  have  (i)   Revolving   Loans   outstanding   and/or  (ii)
participations in Letters of Credit which are outstanding.

        "Revolving Note": as defined in Section 2.1(c).

        "Security Agreement": the Security Agreement made by the Borrower in favor of the Agent, for the benefit of the Lenders, in form and substance satisfactory to the Agent, in respect of the tangible and intangible personal property of the Borrower described therein, as the same may be amended, modified or restated from time to time in accordance with the terms hereof.

        "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

        "Solvent": when used with respect to any Person, that:

             (iv) the present fair salable value of such Person's assets is in excess of the total amount of the probable liability on such Person's liabilities;

             (v) such Person is able to pay its debts as they become due;

             (vi) such Person does not have unreasonably  small capital to carry
             on  such  Person's   business  as  theretofore   operated  and  all
             businesses in which such Person is about to engage; and

             (vii) such Person is not otherwise insolvent as defined in Section 3439.02 of the California Civil Code and as defined in 11 U.S.C.
             Section 101 (32) of the Bankruptcy Code.

        "Subsequent Borrowing Date": as defined in Section 2.2(d).

        "Subsequent Reduction Date": as defined in Section 2.2(d).

        "Subsequent Term Loan Amortization Schedule": as defined in Section 2.2(d).

        "Subsequent Term Loans": as defined in Section 2.2(a).

        "Subsidiary": as to any Person at any time of determination, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries or Subsidiaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

        "Sweep Service": a cash management service which UBOC may provide to the Borrower, at the election of UBOC and the Borrower, pursuant to which UBOC will automatically credit Revolving Loans to the General Account and automatically debit repayment of Revolving Loans to such General Account in accordance with the provision of a Loan Sweep Agreement.

        "Taxes": as defined in Section 2.14.

        "Term Loan": as defined in Section 2.2(a).

        "Term Loan Commitment": the commitment of a Term Loan Lender to make a Term Loan hereunder through its Applicable Lending Office as set forth on the signature pages hereof, as the same may be adjusted pursuant to the provisions hereof.

        "Term Loan Commitment Expiration Date": March 12, 2006, or such earlier date as the Term Loan Commitments shall expire in accordance with the terms hereof (whether by acceleration or otherwise).

        "Term Loan Commitment Percentage": with respect to each Term Loan Lender, the percentage equivalent of the ratio which such Lender's Term Loan Commitment bears to the Aggregate Term Loan Commitment.

        "Term Loan Lender": each Lender having a Term Loan Commitment or Term Loans outstanding.

        "Term Note": as defined in Section 2.2(c).

        "Termination Event": (i) a Reportable Event, (ii) the institution of proceedings to terminate a Single Employer Plan by the PBGC under Section 4042 of ERISA, (iii) the appointment by the PBGC of a trustee to administer any Single Employer Plan or (iv) the existence of any other event or condition that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment by the PBGC of a trustee to administer, any Single Employer Plan.

        "Tranche": the collective reference to LIBOR Loans the Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such LIBOR Loans shall originally have been made on the same day).

        "Transferee": as defined in Section 9.6(f).

        "Type": as to any Loan, its nature as a Reference Rate Loan or a LIBOR Loan.

        "UBOC": as defined in the Recitals hereto.

        "UCC": the Uniform Commercial Code as the same may be in effect from time to time in the State of California.

        "Wholly Owned Subsidiary": with respect to any Person, any corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person.

1.2 OTHER DEFINITIONAL PROVISIONS.

        (a) Unless otherwise specified therein, all terms defined in this Agreement shall have such defined meanings when used in the Notes, any other Loan Document or any certificate or other document made or delivered pursuant hereto or thereto.

        (b) As used herein, in the Notes, in any other Loan Document, and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

        (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

        (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

        (e) For the purpose of determining financial covenant compliance hereunder for any period, divestitures and asset sales occurring during such period will be included in the calculations for such period on a pro forma basis, and will be deemed to have occurred on the first day of such period.

SECTION 2. AMOUNT AND TERMS OF LOANS AND LETTERS OF CREDIT; COMMITMENT AMOUNTS

2.1 REVOLVING LOANS AND LETTERS OF CREDIT; LOAN COMMITMENT AMOUNTS.

        (a) Subject to the terms and conditions hereof, each Lender having a Revolving Loan Commitment severally agrees to (i) make loans on a revolving credit basis through its Applicable Lending Office to the Borrower from time to time from and including the Closing Date to but excluding the Revolving Loan Commitment Expiration Date (each a "Revolving Loan", and collectively, the "Revolving Loans") in accordance with the provisions of this Agreement and (ii) participate through its Applicable Lending Office in letters of credit issued for the account of the Borrower pursuant to Section 2.3 from time to time from and including the Closing Date to but excluding the Revolving Loan Commitment Expiration Date (each a "Letter of Credit", and collectively, the "Letters of Credit"); provided, however, that the sum of (A) the aggregate principal amount of all Revolving Loans outstanding, (B) the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (C) the aggregate amount of unreimbursed drawings under all Letters of Credit shall not exceed the lesser of the Aggregate Revolving Loan Commitment and the Borrowing Base at any time; and provided further, that the sum of (x) the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (y) the aggregate amount of unreimbursed drawings under all Letters of Credit shall not exceed $500,000 (the "Letter of Credit Sublimit") at any time; and provided further, that the Borrower may from time to time borrow up to an aggregate $2,000,000 in excess of the Borrowing Base as then in effect ("Overadvance Borrowings") so long as (i) the Agent has received at least 10 Business Days prior written notice (an "Overadvance Notice") of the Borrower's intention to request Overadvance Borrowings, (ii) the ratio of Funded Debt to EBITDA during the period any Overadvance Borrowings are to be outstanding is less than or equal to 1.50:1.00 (in each case as of the most recently ended fiscal quarter), and no Default shall have occurred and be continuing or would result therefrom, and the Agent shall have received a Covenant Compliance Certificate to such effect, (iii) no Overadvance Borrowing shall cause the Aggregate Revolving Loan Commitment to be exceeded, (iv) within 180 days following the making of the first Overadvance Borrowing requested in any Overadvance Notice, the Borrower shall repay all Overadvance Borrowings such that the Borrowing Base shall not be exceeded and (v) the Borrower may not send a new Overadvance Notice until it has complied with the preceding clause (iv). Within the limits of each Revolving Loan Lender's Revolving Loan Commitment, the Borrower may borrow, have Letters of Credit issued for the Borrower's account, prepay Revolving Loans, reborrow Revolving Loans, and have additional Letters of Credit issued for the Borrower's account after the expiration of previously issued Letters of Credit. Notwithstanding any provision in this Agreement to the contrary, the Borrower may not request Revolving Loans or Letters of Credit which would cause the sum of (i) Revolving Loans outstanding and (ii) the aggregate Letter of Credit Amount of outstanding Letters of Credit (including the Existing Letter of Credit) to exceed the lesser of (x) the Borrowing Base and (y) $3,000,000 on the Closing Date.

        The principal amount of each Revolving Loan Lender's (A) Revolving Loan and (B) participation in a Letter of Credit shall be in an amount equal to the product of (i) such Revolving Loan Lender's Revolving Loan Commitment Percentage and (ii) the total amount of the Revolving Loan or Revolving Loans, or the Letter of Credit or Letters of Credit, requested; provided that in no event shall any Revolving Loan Lender be obligated to make a Revolving Loan or participate in a Letter of Credit if after giving effect to such Revolving Loan or such participation the sum of such Revolving Loan Lender's (x) Revolving Loans outstanding, (y) Revolving Loan Commitment Percentage of the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (z) Revolving Loan Commitment Percentage of the aggregate amount of unreimbursed drawings under all Letters of Credit would exceed its Revolving Loan Commitment or if the amount of such requested Revolving Loan or such Revolving Loan Lender's Revolving Loan Commitment Percentage of such Letter of Credit is in excess of such Revolving Loan Lender's Available Revolving Loan Commitment.

        (b) Subject to Sections 2.10 and 2.12, the Revolving Loans may from time to time be (i) LIBOR Loans, (ii) Reference Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Agent in accordance with either Section 2.1(e) or 2.6. Each Revolving Loan Lender may make or maintain its Revolving Loans or participate in Letters of Credit to or for the account of the Borrower by or through any Applicable Lending Office.

        (c) The Revolving Loans made by each Revolving Loan Lender to the Borrower shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A-1 (a "Revolving Note"), with appropriate insertions therein as to payee, date and principal amount, payable to the order of such Revolving Loan Lender and representing the obligations of the Borrower to pay the aggregate unpaid principal amount of all Revolving Loans made by such Revolving Loan Lender to the Borrower pursuant to Section 2.1(a) or 2.3(c), with interest thereon as prescribed herein. Each Revolving Loan Lender is hereby authorized (but not required) to record the date and amount of each payment or prepayment of principal of its Revolving Loans made to the Borrower, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of LIBOR Loans, the length of each Interest Period with respect thereto, in the books and records of such Revolving Loan Lender, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. The failure of any Revolving Loan Lender to make any such recordation or notation in the books and records of the Revolving Loan Lender (or any error in such recordation or notation) shall not affect the obligations of the Borrower hereunder or under the Notes. Each Note shall (i) be dated the Closing Date, (ii) provide for the payment of interest in accordance with this Agreement and (iii) be stated to be payable in full on the Revolving Loan Commitment Expiration Date.

        (d) All outstanding Revolving Loans shall be due and payable, to the extent not previously paid in accordance with the terms hereof, on the Revolving Loan Commitment Expiration Date.

        (e) The Borrower shall give the Agent irrevocable written notice, substantially in the form of a Borrowing Notice (which Borrowing Notice must be received by the Agent prior to 10:00 A.M., Los Angeles time, one Business Day prior to each proposed borrowing date or, if all or any part of the Revolving Loans are requested to be made as LIBOR Loans, three Eurodollar Business Days prior to each proposed borrowing date) requesting that the Revolving Loan Lenders make the Revolving Loans on the proposed borrowing date and specifying (i) the aggregate amount of Revolving Loans requested to be made, (ii) whether the Revolving Loans are to be LIBOR Loans, Reference Rate Loans or a combination thereof and
        (iii) if the Revolving Loans are to be entirely or partly LIBOR Loans, the respective amounts of each such Type of Revolving Loan and the respective lengths of the initial Interest Periods therefor. The Agent shall promptly notify each Revolving Loan Lender (i) of such Borrowing Notice received by it and (ii) of each borrowing made in connection with the Sweep Service. On the proposed borrowing date, or on the date such Lender is advised by the Agent that a borrowing occurred in connection with the Sweep Service, not later than 10:00 A.M., Los Angeles time, each Revolving Loan Lender shall make available to the Agent at its office specified in Section 9.2 the amount of such Revolving Loan Lender's Revolving Loan Commitment Percentage of the aggregate borrowing amount (as determined in accordance with the second paragraph of Section 2.1(a)) in immediately available funds, it being agreed by the Lenders that no Revolving Loan made for the purpose of reimbursing the Agent for a Sweep Service borrowing shall be subject to Section 4.2. The Agent may, in the absence of notification from any Revolving Loan Lender that such Revolving Loan Lender has not made its Revolving Loan Commitment Percentage available to the Agent on such date, credit the account of the Borrower on the books of such office of the Agent (or, in the case of a borrowing made in connection with the Sweep Service, reimburse the Agent for such advance made by it) with the aggregate amount of Revolving Loans. If and to the extent any Lender shall not have made available to the Agent on such date such Lender's Revolving Loan Commitment Percentage of such borrowing, such Lender and the Borrower severally agree to repay to the Agent forthwith, on demand, such corresponding amount, together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at an interest rate equal to, in the case of the Borrower, the applicable interest rate set forth in Section
        2.8 and, in the case of a Lender, the Federal Funds Effective Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Revolving Loan with respect to such borrowing for purposes of this Agreement.

        (f) Neither the Agent nor any Revolving Loan Lender shall be responsible for the obligations or Available Revolving Loan Commitment of any other Revolving Loan Lender hereunder, nor will the failure of any Revolving

        Loan Lender to comply with the terms of this Agreement relieve any other Revolving Loan Lender or the Borrower of their obligations under this Agreement and the Notes. Nothing herein shall be deemed to relieve any Revolving Loan Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights which the Borrower may have against any Revolving Loan Lender as a result of any default by such Revolving Loan Lender hereunder.

        (g) The Revolving Loan Commitment of each Revolving Loan Lender and the Aggregate Commitment shall terminate on the Revolving Loan Commitment Expiration Date.

        (h)  Notwithstanding  the  foregoing  and subject to the  provisions  of
        Section 2.1(a), the Borrower authorizes and directs the Agent from time to time to make Revolving Loans into the Borrower's general operating account (the "General Account") with the Agent at such times as are contemplated by, and otherwise in accordance with, the provisions of the Loan Sweep Agreement. Notwithstanding any other provision of this Agreement to the contrary, each Revolving Loan made as part of the Sweep Service shall be a Reference Rate Loan so long as it is held by the Agent. With respect to borrowings made in connection with the Sweep Service, no Borrowing Notice shall be required, and the minimum amounts set forth in Section 2.7 shall be inapplicable. All fees collected by the Agent pursuant to the Loan Sweep Agreement shall be for its own account. In the event of a conflict between the provisions of this Agreement and the Loan Sweep Agreement, the provisions of this Agreement shall control. The Agent and the Borrower are authorized from time to time to supplement or otherwise modify any Loan Sweep Agreement and the Sweep Service as such parties in their sole discretion deem appropriate.

2.2 TERM LOANS; TERM LOAN COMMITMENT AMOUNTS.

        (a) Subject to the terms and conditions hereof, each Lender having a Term Loan Commitment severally agrees (i) on the Closing Date, to make a term loan through its Applicable Lending Office to the Borrower in an amount equal to its Term Loan Commitment and (ii) thereafter, from time to time prior to the Term Loan Commitment Expiration Date, to the extent of any Aggregate Available Term Loan Commitment, to make term loans through its Applicable Lending Office to the Borrower for its use in financing up to 80% of the purchase price of capital equipment for its use and the use of its Subsidiaries, in each case in accordance with the provisions of this Agreement (each of loans referred to in clauses (i) and (ii), a "Term Loan", and collectively, the "Term Loans"); provided, however, that the aggregate principal amount of all Term Loans outstanding shall not exceed the Aggregate Term Loan Commitment at any time. The aggregate principal amount of Term Loans borrowed pursuant to clause (ii) above on a given date shall be considered a single term loan borrowed on such date (a "Subsequent Term Loan"), having a separate amortization schedule as set forth in Section 2.2(d). Prior to the Term Loan Commitment Expiration Date, within the limits of each Term Loan Lender's Term Loan Commitment, the Borrower may prepay Term Loans (including Subsequent Term Loans, if any shall be outstanding) and reborrow such amounts (including amounts repaid pursuant to Section
        2.2(d)) in the form of Subsequent Term Loans. Prior to the Term Loan Commitment Expiration Date, no such prepayments or repayments shall reduce the Aggregate Term Loan Commitment. On the Term Loan Commitment Expiration Date each Term Loan Commitment shall expire. Thereafter, no further borrowing of Subsequent Term Loans shall be permitted, and no prepayments or repayments of Term Loans (including Subsequent Term Loans) shall be available for borrowing.

        The principal amount of each Term Loan made by a Term Loan Lender shall be in an amount equal to the product of (i) such Lender's Term Loan Commitment Percentage and (ii) the total amount of Term Loans requested; provided that in no event shall any Term Loan Lender be obligated to make a Term Loan if after giving effect to such Loan the aggregate amount of such Lender's Term Loans outstanding would exceed its Term Loan Commitment or if the amount of such requested Term Loan is in excess of such Lender's Available Term Loan Commitment.

        (b) Subject to Sections 2.10 and 2.12, the Term Loans may from time to time be (i) LIBOR Loans, (ii) Reference Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Agent in accordance with either Section 2.2(e) or 2.6. Each Term Loan Lender may make or maintain its Term Loans or participate in Letters of Credit to or for the account of the Borrower by or through any Applicable Lending Office.

        (c) The Term Loans made by each Term Loan Lender to the Borrower shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A-2 (a "Term Note"), with appropriate insertions therein as to payee, date and principal amount, payable to the order of such Term Loan Lender and representing the obligations of the Borrower to pay the aggregate unpaid principal amount of all Term Loans made by such Term Loan Lender to the Borrower pursuant to Section 2.2(d), with interest thereon as prescribed herein. Each Term Loan Lender is hereby authorized (but not required) to record the date and amount of each payment or prepayment of principal of its Term Loans made to the Borrower, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of LIBOR Loans, the length of each Interest Period with respect thereto, in the books and records of such Term Loan Lender, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. The failure of any Term Loan Lender to make any such recordation or notation in the books and records of the Term Loan Lender (or any error in such recordation or notation) shall not affect the obligations of the Borrower hereunder or under the Notes. Each Note shall (i) be dated the Closing Date, (ii) provide for the payment of interest in accordance with this Agreement and (iii) be stated to be payable in full in accordance with Section 2.2(d) on or prior to the Final Term Loan Maturity Date.

        (d) (i) With respect to the Term Loans borrowed on the Closing Date, the Borrower shall repay the principal of such Term Loans in equal monthly installments on the last day of each month (each such date, an "Original Reduction Date"), commencing with the month after the month in which the Closing Date occurs, each such installment to be equal to the amount necessary to cause such Term Loans to fully amortize on March 12, 2009. The foregoing amortization schedule (the "Original Term Loan Amortization Schedule") shall be deemed established on the Closing Date, and no prepayment of Term Loans pursuant to Section 2.4 or 2.5, and no borrowing of Subsequent Terms Loans, shall alter such schedule, provided that prepayments of Term Loans shall be applied to the Original Reduction Dates in inverse order of maturity, as contemplated by Section
        2.4 or 2.5, as applicable.

             (ii) With respect each Subsequent Term Loan borrowed on any date (a "Subsequent Borrowing Date"), the Borrower shall repay the principal of such Subsequent Term Loan in equal monthly installments on the last day of each month (each such date, a "Subsequent Reduction Date"), commencing with the month after the month in which the Subsequent Borrowing Date occurs, each such installment to be equal to the amount necessary to cause such Subsequent Term Loan to fully amortize on the fifth anniversary of the Subsequent Borrowing Date. The foregoing amortization schedule (a "Subsequent Term Loan Amortization Schedule") shall be deemed established for each Subsequent Term Loan on its respective Subsequent Borrowing Date, and no prepayment of Term Loans pursuant to Section 2.4 or 2.5, and no borrowing of other Subsequent Terms Loans, shall alter such schedule, provided that prepayments of Term Loans (including Subsequent Term Loans) shall be applied to Subsequent Reduction Dates for each Subsequent Term Loan in inverse order of maturity, as contemplated by Section 2.4 or 2.5, as applicable.

             The aggregate amount payable to each Term Lender on each Original Reduction Date or Subsequent Reduction Date shall be determined in accordance with the provisions of Section 2.11.

        (e) The Borrower shall give the Agent irrevocable written notice, substantially in the form of a Borrowing Notice (which Borrowing Notice must be received by the Agent prior to 10:00 A.M., Los Angeles time, one Business Day prior to each proposed borrowing date or, if all or any part of the Term Loans are requested to be made as LIBOR Loans, three Eurodollar Business Days prior to each proposed borrowing date) requesting that the Term Loan Lenders make the Term Loans on the proposed borrowing date and specifying (i) the aggregate amount of Term Loans requested to be made (which, with regard to the borrowing made on the Closing Date, shall be equal to the full amount of the Aggregate Term Loan Commitment), (ii) whether the Term Loans are to be LIBOR Loans, Reference Rate Loans or a combination thereof, (iii) if the Term Loans are to be entirely or partly LIBOR Loans, the respective amounts of each such Type of Term Loan and the respective lengths of the initial Interest Periods therefor and (iv) with respect to each borrowing of Subsequent Term Loans, a schedule describing the equipment to be purchased with such borrowing (which must be capital equipment, and not software), including the type and age of the equipment (which shall be not more than twelve months old) and the purchase price therefor (including calculations showing that not more than 80% of such purchase price will be funded with Loans), all in form and detail satisfactory to the Agent, and including such attachments (including copies of invoices for such equipment), as the Agent shall request. On receipt of such Borrowing Notice, the Agent shall promptly notify each Term Loan Lender thereof. On the proposed borrowing date, not later than 10:00 A.M., Los Angeles time, each Term Loan Lender shall make available to the Agent at its office specified in Section 9.2 the amount of such Term Loan Lender's Term Loan Commitment Percentage of the aggregate borrowing amount (as determined in accordance with the second paragraph of Section 2.2(a)) in immediately available funds. The Agent may, in the absence of notification from any Term Loan Lender that such Term Loan Lender has not made its Term Loan Commitment Percentage available to the Agent on such date, credit the account of the Borrower on the books of such office of the Agent with the aggregate amount of Term Loans.

        (f) Neither the Agent nor any Term Loan Lender shall be responsible for the obligations or Available Term Loan Commitment of any other Term Loan Lender hereunder, nor will the failure of any Term Loan Lender to comply with the terms of this Agreement relieve any other Term Loan Lender or the Borrower of their obligations under this Agreement and the Notes. Nothing herein shall be deemed to relieve any Term Loan Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights which the Borrower may have against any Term Loan Lender as a result of any default by such Term Loan Lender hereunder.

2.3 LETTERS OF CREDIT(a) .

        (a) The Borrower shall be entitled to request the issuance of Letters of Credit from time to time from and including the Closing Date to but excluding the date which is two Business Days prior to the Revolving Loan Commitment Expiration Date, by giving the Agent a Letter of Credit Request at least three Business Days before the requested date of issuance of such Letter of Credit (which shall be a Business Day). Any Letter of Credit Request received by the Agent later than 10:00 a.m., Los Angeles time, shall be deemed to have been received on the next Business Day. Each Letter of Credit Request shall be made in writing, shall be signed by a Responsible Officer, shall be irrevocable and shall be effective upon receipt by the Agent. Provided that a valid Letter of Credit Request has been received by the Agent and upon fulfillment of the other applicable conditions set forth in Section 4.2, the Agent will issue the requested Letter of Credit from its office specified in
        Section 9.2. No Letter of Credit shall have an expiration date later than two Business Days prior to the Revolving Loan Commitment Expiration Date.

        On and following the Closing Date, the Existing Letter of Credit shall be deemed to be a Letter of Credit issued by the Agent hereunder. In furtherance and not in limitation thereof, effective as of the Closing Date, (i) each Revolving Loan Lender shall be deemed to have acquired from the Agent an undivided interest and participation in such Letter of Credit, each drawing thereunder and the obligations of the Borrower under this Agreement in respect thereof in accordance with Section 2.3(b) and (ii) the Letter of Credit Sublimit shall be deemed reduced by an amount equal to the Letter of Credit Amount of such Letter of Credit existing from time to time.

        (b) Immediately upon the issuance of each Letter of Credit, the Agent shall be deemed to have sold and transferred to each Revolving Loan Lender, and each Revolving Loan Lender shall be deemed to have purchased and received from the Agent, in each case irrevocably and without any further action by any party, an undivided interest and participation in such Letter of Credit, each drawing thereunder and the obligations of the Borrower under this Agreement in respect thereof in an amount equal to the product of (i) such Revolving Loan Lender's Revolving Loan Commitment Percentage and (ii) the maximum amount available to be drawn under such Letter of Credit (assuming compliance with all conditions to drawing). The Agent shall promptly advise each Revolving Loan Lender of the issuance of each Letter of Credit, the Letter of Credit Amount of such Letter of Credit, any change in the face amount or expiration date of such Letter of Credit, the cancellation or other termination of such Letter of Credit and any drawing under such Letter of Credit.

        (c) The payment by the Agent of a draft drawn under any Letter of Credit shall first be made from any Cash Collateral Deposit held by the Agent with respect to such Letter of Credit. After any such Cash Collateral Deposit has been applied, the payment by the Agent of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Agent in its individual capacity as a Lender hereunder (in such capacity, the "Drawing Lender") of a Reference Rate Loan in the amount of such payment (but without any requirement of compliance with the conditions set forth in Section 4.2). In the event that any such Loan by the Drawing Lender resulting from a drawing under any Letter of Credit is not repaid by the Borrower by 12:00 noon, Los Angeles time, on the day of payment of such drawing, the Agent shall promptly notify each other Revolving Loan Lender. Each Revolving Loan Lender shall, on the day of such notification (or if such notification is not given by 2:00 p.m., Los Angeles time, on such day, then on the next succeeding Business Day), make a Reference Rate Loan, which shall be used to repay the applicable portion of the Reference Rate Loan of the Drawing Lender with respect to such Letter of Credit drawing, in an amount equal to the amount of such Revolving Loan Lender's participation in such drawing for application to repay the Drawing Lender (but without any requirement of compliance with the applicable conditions set forth in Section 4.2) and shall deliver to the Agent for the account of the Drawing Lender, on the day of such notification (or if such notification is not given by 2:00 p.m., Los Angeles time, on such day, then on the next succeeding Business Day) and in immediately available funds, the amount of such Reference Rate Loan. In the event that any Revolving Loan Lender fails to make available to the Agent for the account of the Drawing Lender the amount of such Reference Rate Loan, the Drawing Lender shall be entitled to recover such amount on demand from such Revolving Loan Lender together with interest thereon at the Federal Funds Effective Rate for each day such amount remains outstanding.

        (d) The obligations of the Borrower with respect to any Letter of Credit, the Letter of Credit Request with respect thereto, and any other agreement or instrument relating to such Letter of Credit shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of the aforementioned documents under all circumstances, including the following:

             (i) any lack of validity or enforceability of such Letter of Credit, this Agreement or any other Loan Document;

             (ii) the existence of any claim, setoff, defense or other right that the Borrower may have at any time against any beneficiary or transferee of such Letter of Credit (or any Person for whom any such beneficiary or transferee may be acting), the Agent, any Lender (other than the defense of payment to a Lender in accordance with the terms of this Agreement) or any other Person, whether in connection with this Agreement, any other Loan Document, the transactions contemplated hereby or thereby or any unrelated transaction;

             (iii) any statement or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect, or any statement therein being untrue or inaccurate in any respect whatsoever; provided that payment by the Agent under such Letter of Credit shall not have constituted gross negligence or willful misconduct of the Agent under the circumstances in question, as determined by a final judgment of the highest applicable court; and

             (iv) any exchange, release or nonperfection of any Collateral or other collateral, or any release, amendment or waiver of or consent to departure from any Guarantee, other Loan Document or other guaranty, for any of the Obligations of the Borrower.

        (e) The Borrower shall pay to the Agent for the account of the Revolving Loan Lenders with respect to each Letter of Credit issued hereunder, for the period from and including the day such Letter of Credit is issued to but excluding the day such Letter of Credit expires, a letter of credit fee equal to the product of (i) 2.25% per annum and (ii) the Letter of Credit Amount of such Letter of Credit from time to time, such letter of credit fee to be payable quarterly in arrears on the last day of each March, June, September and December and on the expiration date of such Letter of Credit.

        (f) The Borrower shall pay to the Agent for its own account, with respect to each Letter of Credit issued hereunder, (i) for the period from and including the day such Letter of Credit is issued to but excluding the day such Letter of Credit expires, a fronting fee in respect of each Letter of Credit in an amount equal to 1/4 of 1% per annum of the Letter of Credit Amount of such Letter of Credit from time to time, such fronting fee to be payable quarterly in arrears on the last day of each March, June, September and December and on the expiration date of such Letter of Credit and (ii) from time to time such additional fees and charges (including cable charges) as are generally associated with letters of credit, in accordance with the Agent's standard internal charge guidelines and the related Letter of Credit Request.

        (g) The Borrower agrees to the provisions in the Letter of Credit Request form; provided, however, that the terms of the Loan Documents shall take precedence if there is any inconsistency between the terms of the Loan Documents and the terms of said form.

        (h) The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of such Letter of Credit with respect to its use of such Letter of Credit. Neither the Agent nor any Lender nor any of their respective officers or directors shall be liable or responsible for (i) the use that may be made of such Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; or
        (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereof, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; provided that, with respect to the foregoing clause (ii), the Borrower shall retain any and all rights it may have against the Agent for any liability arising out of the gross negligence or willful misconduct of the Agent, as determined by a final judgment of the highest applicable court, it being agreed, however, that the Agent may accept any document that appears on its face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

        (i) The Borrower hereby indemnifies and holds harmless each Lender and the Agent from and against any and all claims and damages, losses, liabilities, costs or expenses that such Lender or the Agent may incur (or that may be claimed against such Lender or the Agent by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or refusal to pay by the Agent, as issuer of such Letter of Credit; provided that the Borrower shall not be required to indemnify any Lender or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the Agent, as issuer of such Letter of Credit, in determining whether a request presented under such Letter of Credit complied with the terms of such Letter of Credit or (y) in the case of the Agent, as issuer of such Letter of Credit, the Agent's failure to pay under such Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this Section
        2.3 is intended to limit the other obligations of the Borrower, any Lender, or the Agent under this Agreement.

2.4 OPTIONAL PREPAYMENTS.

        The Borrower may at any time and from time to time, prepay the Loans, in whole or in part, without premium or penalty, upon at least three Business Days' irrevocable written notice, in the case of LIBOR Loans, and upon at least one Business Day's irrevocable written notice, in the case of Reference Rate Loans, from the Borrower to the Agent, specifying the date and amount of prepayment and whether the prepayment is of LIBOR Loans, Reference Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice from the Borrower, the Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable by the Borrower on the date specified therein, together with accrued interest to such date on the amount prepaid and any amounts payable pursuant to Section 2.15. Partial prepayments of the Revolving

Loans shall be in an aggregate principal amount of $250,000 and integral multiples of $100,000 in excess thereof. Partial prepayments of the Term Loans shall be in an aggregate principal amount of $500,000 and integral multiples of $100,000 in excess thereof. Each prepayment of Term Loans shall be applied to the Original Term Loan Amortization Schedule and each Subsequent Term Loan Amortization Schedule on a pro rata basis, in each case in inverse order of maturity. The provisions of this Section 2.4 shall not be applicable to prepayments of Revolving Loans made pursuant to the Loan Sweep Agreement; provided that any such prepayments shall be subject to Section 2.15.

2.5 MANDATORY PREPAYMENTS.

        (a) If the  Borrower  or any  of  its  Subsidiaries  receives  insurance proceeds or condemnation proceeds with respect to any of their Properties which are not fully applied (or contractually committed pursuant to contract(s) approved by the Agent in its reasonable discretion) toward the repair or replacement of such damaged or condemned Property within 30 days of the receipt thereof, the Borrower shall, on such 30th day prepay the Loans and/or make a Cash Collateral Deposit (as set forth in Section 2.5(e)) in an amount equal to the amount of such proceeds not so applied.

        (b) In the event that the Borrower or any of its Subsidiaries makes an Equity Offering, the Borrower shall immediately prepay the Loans and/or make a Cash Collateral Deposit (as set forth in Section 2.5(e)) in an amount equal to 100% of the Net Proceeds of such Equity Offering; provided that, so long as no Default has occurred and is continuing or would result therefrom, no prepayment shall be required with respect to an Equity Offering (i) to the extent that such Net Proceeds are applied to the purchase price of a Permitted Acquisition within ten Business Days after receipt thereof or (ii) resulting from the exercise of the Alliance Atlantis Warrant. No such prepayment shall limit or restrict the rights and remedies of the Lenders under the Loan Documents upon the occurrence and during the continuance of a Default.

        (c) On the day of receipt by the Borrower or any of its Subsidiaries of any Net Proceeds with respect to an Asset Disposition, the Borrower shall prepay the Loans and/or make a Cash Collateral Deposit (as set forth in Section 2.5(e)) in an amount equal to 100% of such Net
        Proceeds; provided that, so long as no Default has occurred and is continuing or would result therefrom, no prepayment shall be required with respect to an Asset Disposition to the extent that the Net Proceeds of such Asset Disposition, together with the Net Proceeds of all other Asset Dispositions consummated during such fiscal year, do not exceed $250,000 in the aggregate. On or prior to the date of any Asset Disposition, the Borrower agrees to provide the Agent with calculations used by the Borrower in determining the amount of any such prepayment (or in determining that a prepayment is not required) under this Section 2.5(c).

        (d) If at any time the aggregate principal amount of all Revolving Loans and Letters of Credit outstanding exceeds (i) the Borrowing Base (plus any Overadvance Borrowings permitted at such time pursuant to Section 2.1(a)) or (ii) the Aggregate Revolving Loan Commitment, the Borrower shall immediately, without notice or request by the Agent, prepay the Revolving Loans (together with accrued interest to the date of prepayment on the principal amount prepaid and any payments required pursuant to Section 2.15) in an aggregate amount equal to such excess. If at any time prior to the Term Loan Commitment Expiration Date the aggregate principal amount of all Term Loans outstanding exceeds the Aggregate Term Loan Commitment, the Borrower shall immediately, without notice or request by the Agent, prepay the Term Loans (together with accrued interest to the date of prepayment on the principal amount prepaid and any payments required pursuant to Section 2.15) in an aggregate amount equal to such excess.

        (e) Each prepayment of the Loans pursuant to this Section 2.5 shall be applied first, to the outstanding principal balance of the Term Loans, by applying such amount to the Original Term Loan Amortization Schedule and each Subsequent Term Loan Amortization Schedule on a pro rata basis, in each case in inverse order of maturity, second, to the outstanding principal balance of Revolving Loans (with no reduction in the Aggregate Revolving Loan Commitment) and third, to make a Cash Collateral Deposit with respect to outstanding Letters of Credit. Each prepayment of the Loans pursuant to this Section 2.5 shall be accompanied by payment in full of all accrued interest thereon to and including the date of such prepayment and any amount required by Section 2.15. The Borrower agrees to give the Agent at least five Business Days' irrevocable written notice of any prepayment under this Section 2.5.

2.6 CONVERSION AND CONTINUATION OPTIONS.

        (a) The Borrower may elect from time to time to convert LIBOR Loans to Reference Rate Loans, by the Borrower giving the Agent at least two Business Days' prior irrevocable written notice of such election pursuant to a Continuation Notice. The Borrower may elect from time to time to convert Reference Rate Loans to LIBOR Loans by the Borrower giving the Agent at least three Eurodollar Business Days' prior irrevocable written notice of such election pursuant to a Continuation Notice. Any such notice of conversion to LIBOR Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Agent shall promptly notify each Lender thereof. All or any part of outstanding LIBOR Loans and Reference Rate Loans may be converted as provided herein, provided that (i) any such conversion may only be made if, after giving effect thereto, Section 2.7 shall not have been contravened, (ii) no Reference Rate Loan may be converted into a LIBOR Loan after the date that is one month prior to the Revolving Loan Commitment Expiration Date or the Final Term Loan Maturity Date, as applicable, and (iii) the Borrower shall not have the right to elect to continue at the end of the applicable Interest Period, or to convert to, a LIBOR Loan if a Default shall have occurred and be continuing.

        (b) Any LIBOR Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such LIBOR Loan, provided that no LIBOR Loan may be continued as such (i) if, after giving effect thereto, Section 2.7 would be contravened, or (ii) if a Default shall have occurred and be continuing and provided, further, that if the Borrower shall fail to give any required notice as described above in this Section or if such continuation is not permitted pursuant to the preceding proviso, such Loans shall be automatically converted to Reference Rate Loans on the last day of such then-expiring Interest Period.

2.7 MINIMUM AMOUNTS OF TRANCHES; MINIMUM BORROWINGS.

        All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Tranche (except Loans made pursuant to Section 2.3(c)) shall be equal to (a) $250,000 or a whole multiple of $100,000 in excess thereof with respect to Reference Rate Loans, and (b) $500,000 or a whole multiple of $100,000 in excess thereof with respect to LIBOR Loans; provided that, in any case, there shall not be more than 8 Tranches. Except as set forth in Section 2.3(c), all borrowings of Reference Rate Loans shall be in a minimum amount of $250,000 or a whole multiple of $100,000 in excess thereof. Notwithstanding the foregoing, all borrowings of Term Loans shall be in a minimum amount of $1,000,000.

2.8 INTEREST RATES AND PAYMENT DATES.

        (a) Each Revolving Loan shall (i) if a LIBOR Loan, bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the LIBOR Adjusted Rate plus 2.25% and (ii) if a Reference Rate Loan, bear interest at a rate per annum equal to the Reference Rate.

        (b) Each Term Loan shall (i) if a LIBOR Loan, bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the LIBOR Adjusted Rate plus 2.50% and (ii) if a Reference Rate Loan, bear interest at a rate per annum equal to the Reference Rate plus 0.25%.

        (c) If any Default shall have occurred and be continuing, all amounts outstanding shall bear interest at a rate per annum which is the rate described in paragraphs (a) and (b) of this Section plus 2% from the date of the occurrence of such Default until such Default is no longer continuing (after as well as before judgment).

        (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable on demand.

2.9 COMPUTATION OF INTEREST AND FEES.

        (a) Interest on the Reference Rate Loans shall be calculated on the basis of a 365- (or 366-, as the case may be), day year for the actual days elapsed, and interest on all other Obligations of the Borrower shall be calculated on the basis of a 360-day year for the actual days elapsed. Any change in the interest rate on a Loan resulting from a change in the Reference Rate or the LIBOR Reserve Requirements shall become effective as of the opening of business on the day on which such change in the Reference Rate is announced or such change in the LIBOR Reserve Requirements becomes effective, as the case may be. The Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

        (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

2.10 INABILITY TO DETERMINE INTEREST RATE.

        In the event that prior to the first day of any Interest Period:

        (a) the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Adjusted Rate for such Interest Period, or

        (b) the Agent shall have received notice from the Majority Lenders acting in good faith that the LIBOR Adjusted Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any LIBOR Loans requested to be made on the first day of such Interest Period shall accrue interest at the Reference Rate, (y) Loans that were to have been converted on the first day of such Interest Period to LIBOR Loans shall be continued as Reference Rate Loans and (z) any outstanding LIBOR Loans shall be converted, on the first day of such Interest Period, to Reference Rate Loans. Until such notice has been withdrawn by the Agent, no further LIBOR Loans shall be made or continued as such, nor shall the Borrower have the right to convert Reference Rate Loans to LIBOR Loans.

2.11 PRO RATA TREATMENT AND PAYMENTS.

        Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal and interest amounts of the Loans then held by the Lenders. All payments (including prepayments) to be made by the Borrower hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, Los Angeles time, on the due date thereof to the Agent, for the account of the applicable Lenders, at the Agent's office specified in
Section 9.2, in Dollars and in immediately available funds. The Agent shall distribute such payments to the applicable Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a LIBOR Loan becomes due and payable on a day other than a Eurodollar Business Day, the maturity thereof shall be extended to the next succeeding Eurodollar Business Day (and interest shall continue to accrue thereon at the applicable rate) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Eurodollar Business Day.

2.12 ILLEGALITY.

        Notwithstanding any other provision herein, if any change after the Closing Date in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender or Applicable Lending Office to make or maintain LIBOR Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make LIBOR Loans, continue LIBOR Loans as such and convert Reference Rate Loans to LIBOR Loans shall forthwith be suspended during such period of illegality and (b) the Loans of such Lender or Applicable Lending Office then outstanding as LIBOR Loans, if any, shall be converted automatically to Reference Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a LIBOR Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.15. To the extent that a Lender's LIBOR Loans have been converted to Reference Rate Loans pursuant to this Section, all payments and prepayments of principal that otherwise would be applied to such Lender's LIBOR Loans shall be applied instead to its Reference Rate Loans. 2.13 Increased Costs.

        (a) In the event that any change after the Closing Date in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law but, if not having the force of law, generally applicable to and complied with by banks and financial institutions of the same general type as such Lender in the relevant jurisdiction) from any central bank or other Governmental Authority made subsequent to the date hereof:

             (i) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirements against assets held by, letters of credit or guarantees issued by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender or Applicable Lending Office which is not otherwise included in the determination of the LIBOR Adjusted Rate hereunder; or

             (ii) shall impose on such Lender or Applicable Lending Office any other condition;

        and the result of any of the foregoing is to increase the cost to the Agent of issuing or maintaining any Letter of Credit by an amount which the Agent deems to be material, or to such Lender or Applicable Lending Office, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining LIBOR Loans, or purchasing or maintaining any participation in a Letter of Credit, or to reduce any amount receivable hereunder in respect thereof then, in any such case, the Borrower shall immediately pay to the Agent, for its own account or on behalf of such Lender or Applicable Lending Office, as applicable, upon the demand of the Agent for itself or at the request of such Lender, as applicable, any additional amounts necessary to compensate such Lender or the Agent, as applicable, for such increased cost or reduced amount receivable. If the Agent, any Lender or any Applicable Lending Office becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower, through the Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section submitted by the Agent or such Lender or Applicable Lending Office, through the Agent, to the Borrower shall be in such detail as provided by such Lender to borrowers subject to payment of the same or similar type of amounts, and shall be conclusive evidence of the accuracy of the information so recorded, absent manifest error. This covenant shall survive the termination of this Agreement, expiration of the Commitments and the Letters of Credit and the payment of the Notes and all other amounts payable hereunder.

        (b) If, after the Closing Date, the introduction of or any change in any applicable law, rule, regulation or guideline regarding capital adequacy, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or the National Association of Insurance Commissioners or comparable agency charged with the interpretation or administration thereof, affects the amount of capital required or expected to be maintained by any Lender or any corporation controlling any Lender, and such Lender (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) determines that the amount of capital maintained by such Lender or such corporation which is attributable to or based upon the Loans, the Letters of Credit, the Commitments or this Agreement must be increased as a consequence of such introduction or change by an amount deemed by such Lender to be material, then, upon demand of the Agent at the request of such Lender, the Borrower shall immediately pay to the Agent on behalf of such Lender, additional amounts sufficient to compensate such Lender or such corporation for the increased costs to such Lender or corporation of such increased capital. Any such demand shall be accompanied by a certificate of such Lender setting forth in reasonable detail the computation of any such increased costs, which certificate shall be conclusive, absent manifest error. This covenant shall survive the termination of this Agreement, expiration of the Commitments and the Letters of Credit and the payment of the Notes and all other amounts payable hereunder.

2.14 TAXES.

        (a) All payments made by the Borrower in respect of the Obligations shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority or any political subdivision or taxing authority thereof or therein, other than Excluded Taxes (all such non-Excluded Taxes being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Agent or any Lender in respect of the Obligations, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. The Agent or a Lender, as the case may be, shall deliver to the Borrower a certificate in good faith setting forth the amount of such Taxes, the calculation of such Taxes and an explanation of the requirement therefor, all in reasonable detail and such certificate shall be conclusive, absent manifest error. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Agent, for its own account or for the account of such Lender, as the case may be, a copy of an original official receipt received by the Borrower showing payment thereof or such other evidence of payment reasonably satisfactory to the Agent. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties (and related reasonable fees and expenses of counsel) that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement, expiration of the Commitments and the Letters of Credit and the payment of the Notes and all other amounts payable hereunder.

        (b) Each Lender that is not organized under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form W-9, W-8BEN and/or W-8ECI (as applicable to it), or successor applicable form(s), as the case may be. Each such Lender also agrees to deliver to the Borrower and the Agent two further copies of Form W-9, W-8BEN and/or W-8ECI (as applicable to it), or successor applicable form(s) or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and the Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrower or the Agent, unless in any such case an event beyond the control of such Lender (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advised the Borrower and the Agent. Each such Lender shall certify pursuant to such form(s) that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, or that it is entitled to an exemption from United States backup withholding tax, as applicable.

2.15 INDEMNITY.

        The Borrower agrees to indemnify each Lender and to hold each Lender harmless from and to pay each Lender within 5 Business Days of such Lender's demand the amount of any liability, loss or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained (including reasonable fees and expenses of counsel) which such Lender may sustain or incur as a consequence of
(a) default by the Borrower in payment when due of the principal amount of or interest on any LIBOR Loan, (b) default by the Borrower in making a borrowing of, conversion into or continuation of LIBOR Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this

Agreement, (c) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (d) the making by the Borrower of a prepayment or conversion of LIBOR Loans on a day which is not the last day of an Interest Period with respect thereto (including any prepayment required as a result of acceleration of the Loans under Article 7). A Lender's certificate as to such liability, loss or expense shall set forth in reasonable detail the calculation thereof and shall be deemed conclusive, absent manifest error. This covenant shall survive the termination of this Agreement, expiration of the Commitments and the Letters of Credit and the payment of the Notes and all other amounts payable hereunder.

2.16 MITIGATION OF COSTS.

        If any Lender, by changing its Applicable Lending Office or taking any other reasonable action, so long as making such change or taking such other action is not disadvantageous to it in any financial, regulatory or other respect, can mitigate any adverse effect on the Borrower under Section 2.13 or 2.14, such Lender shall take such action.

2.17 UNUSED COMMITMENT FEE.

        The Borrower agrees to pay to the Agent, for the account of the Revolving Loan Lenders, an unused commitment fee to be shared pro rata among the Revolving Loan Lenders for the period from and including the Closing Date to but excluding the Revolving Loan Commitment Expiration Date, based on the average aggregate amount, for each day during such period, of the Available Revolving Loan Commitments, and computed at a rate equal to 0.25% per annum. Such unused commitment fee shall be payable in installments quarterly in arrears on the last Business Day of each March, June, September and December and on the Revolving Loan Commitment Expiration Date.


SECTION 3. REPRESENTATIONS AND WARRANTIES

        To induce the Lenders to enter into this Agreement, the Borrower hereby represents and warrants to the Agent and each Lender that:

3.1 ORGANIZATION AND GOOD STANDING.

        The Borrower and each Subsidiary (a) is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation as indicated on Schedule 3.1, (b) has all requisite corporate power and authority to own its properties and to conduct its business as now conducted and as currently proposed to be conducted and (c) is duly qualified to conduct business as a foreign corporation and is currently in good standing in each state and jurisdiction in which it conducts business except, in each case referred to in clause (c), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect. Each state and jurisdiction in which the Borrower or any Subsidiary is or should be qualified to conduct business is listed on Schedule 3.1.

3.2 POWER AND AUTHORITY.

        The Borrower and each Subsidiary has all requisite power and authority under applicable law and under its Organic Documents to execute, deliver and perform its respective obligations under the Loan Documents to which it is a party. All actions, waivers and consents (corporate, regulatory and otherwise) necessary or appropriate for the Borrower and each Subsidiary to execute, deliver and perform the Loan Documents to which it is a party have been taken and/or received.

3.3 VALIDITY AND LEGAL EFFECT.

        This Agreement constitutes, and the other Loan Documents to which the Borrower or any Subsidiary is a party constitute (or will constitute when executed and delivered), the legal, valid and binding obligations of the Borrower or such Subsidiary, as applicable, enforceable against it in accordance with the terms thereof, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.4 NO VIOLATION OF LAWS OR AGREEMENTS.

        The execution, delivery and performance of the Loan Documents (a) will not violate or contravene any Requirement of Law, (b) will not result in any material breach or violation of, or constitute a material default under, any agreement or instrument by which the Borrower or any Subsidiary, or any of its property, may be bound, and (c) will not result in or require the creation of any Lien upon or with respect to any property of the Borrower or any Subsidiary, whether such property is now owned or hereafter acquired.

3.5 TITLE TO ASSETS; EXISTING ENCUMBRANCES; LEGAL NAMES.

        The Borrower and each Subsidiary has good and marketable title to all of its real and personal properties and assets, free and clear of any Liens (other than those permitted by Section 6.3). Neither the Borrower nor any Subsidiary has used (or permitted the filing of any financing statement under) any legal or operating name at any time during the twelve consecutive calendar months immediately preceding the execution of this Agreement, except as identified on
Schedule 3.5.

3.6 CAPITAL STRUCTURE; EQUITY OWNERSHIP.

        The authorized capital stock of the Borrower consists of an aggregate of 50,000,000 shares of common stock, without par value, 9,155,748 shares of which were issued and outstanding as of February 29, 2004, and 5,000,000 shares of preferred stock, without par value, no shares of which are issued and outstanding. All of the issued and outstanding shares of common stock of the Borrower are duly and validly issued and outstanding, and each of such shares is fully paid and nonassessable. Except as set forth on Schedule 3.6, there are no outstanding Equity Rights with respect to the Borrower or any Subsidiary and there are no outstanding obligations of the Borrower or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of the Borrower, nor are there any outstanding obligations of the Borrower or any of its Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of Borrower or any of its Subsidiaries.

3.7 SUBSIDIARIES AND AFFILIATES.

        Schedule 3.7 accurately and completely discloses (i) each Subsidiary and Affiliate of the Borrower (other than its officers and directors), (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests.

3.8 MATERIAL CONTRACTS.

        Schedule 3.8 attached hereto sets forth a description of the Material Contracts of the Borrower and the Subsidiaries as of the Closing Date. Neither the Borrower nor any Subsidiary has committed any unwaived breach or default under any Material Contract, and the Borrower has no knowledge or reason to believe that any other party to any Material Contract has committed any unwaived breach or default thereof. Each of the Material Contracts is a legal, valid and binding obligation of the Borrower or the Subsidiaries party thereto, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability. The Borrower has made available to the Lenders and the Agent a complete and correct copy of each Material Contract (including in each case all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto and other side letters or agreements affecting the terms thereof. Neither the Borrower nor any of its Subsidiaries is party to any current agreements or letters of intent providing for the acquisition or disposition of any assets.

3.9 TAXES AND ASSESSMENTS.

        The Borrower and each Subsidiary has timely filed all required tax returns and reports (federal, state and local) or has properly filed for extensions of the time for the filing thereof. Except as set forth on Schedule 3.9, the Borrower has no knowledge of any deficiency, penalty or additional assessment due or appropriate in connection with any such taxes. All taxes (federal, state and local) imposed upon the Borrower or any Subsidiary or any of its properties, operations or income have been paid and discharged prior to the date when any interest or penalty would accrue for the nonpayment thereof, except for those taxes being contested in good faith by appropriate proceedings diligently prosecuted and with adequate reserves reflected on the financial statements in accordance with GAAP. There are no taxes imposed on the Borrower or its Subsidiaries by any political subdivision or taxing authority due or payable either on or by virtue of the execution and delivery by the Borrower, the Subsidiaries, the Agent, or the Lenders of this Agreement or any other Loan Document to which the Borrower or the Subsidiaries are party, or on any payment to be made by the Borrower pursuant hereto or thereto.

3.10 LITIGATION AND LEGAL PROCEEDINGS.

        Except as disclosed on Schedule 3.10, there is no litigation, claim, investigation, administrative proceeding, labor controversy or similar action that is pending or, to the knowledge of the Borrower, threatened (i) against the Borrower, any Subsidiary or any Property which, if determined adversely to the Borrower or any Subsidiary, would reasonably be expected to have a Material Adverse Effect or (ii) with respect to any Loan Document or the transactions contemplated thereby.

3.11 ACCURACY OF FINANCIAL INFORMATION.

        (a) All information previously furnished to the Agent and the Lenders that was prepared by or on behalf of the Borrower concerning the financial condition and operations of the Borrower or any Subsidiary, including (i) the audited consolidated financial statements of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2002 and (ii) the unaudited consolidated financial statements of the Borrower and its Subsidiaries for the fiscal quarter ended September 30, 2003 (including, separately stated, statements of income, retained earnings and cash flows for each division of the Borrower), (A) have been prepared in accordance with GAAP consistently applied, (B) are true, accurate and complete in all material respects, (C) fairly present the financial condition of the Borrower and its Subsidiaries as of the dates and for the periods covered thereby and (D) disclose all material liabilities (contingent and otherwise) of the Borrower and the Subsidiaries.

        (b) Since December 31, 2002 there has been no event or condition resulting in a Material Adverse Effect.

3.12 ACCURACY OF OTHER INFORMATION.

        All information contained in any application, schedule, report, certificate, or any other document given to the Agent or any Lender by the Borrower or any agent of the Borrower in connection with the Loan Documents is in all material respects true, accurate and complete, and no such Person has omitted to state therein (or failed to include in any such document) any material fact or any fact necessary to make such information not misleading. All projections given to the Agent, or any Lender by the Borrower or any other Person have been prepared with a reasonable basis and in good faith making use of such information as was available at the date such projection was made. The projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made and as of the Closing Date, it being recognized that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

3.13 COMPLIANCE WITH LAWS GENERALLY.

        The Borrower and each Subsidiary is in compliance in all material respects with all Requirements of Law applicable to it, its operations and its properties.

3.14 ERISA COMPLIANCE.

        (a) The Borrower and each Subsidiary is in compliance in all material respects with all applicable provisions of ERISA, and all rules, regulations and orders implementing ERISA.

        (b) Neither the Borrower nor any Subsidiary, or any ERISA Affiliate thereof, maintains or contributes to (or has maintained or contributed to) any Multiemployer Plan under which the Borrower, any Subsidiary or any ERISA Affiliate thereof could have any withdrawal liability.

        (c) Neither the Borrower nor any Subsidiary, or any ERISA Affiliate thereof, sponsors or maintains any defined benefit pension plan under which there is an accumulated funding deficiency within the meaning of
        Section 412 of the Code, whether or not waived.

        (d) The liability for accrued benefits under each defined benefit pension plan that will be sponsored or maintained by the Borrower, any Subsidiary or any ERISA Affiliate thereof (determined on the basis of the actuarial assumptions utilized by the PBGC) does not exceed the aggregate fair market value of the assets under each such defined benefit pension plan.

        (e) The aggregate liability of the Borrower, each Subsidiary and each ERISA Affiliate thereof arising out of or relating to a failure of any employee benefit plan within the meaning of Section 3(2) of ERISA to comply with provisions of ERISA or the Code will not have a Material Adverse Effect.

        (f) There does not exist any unfunded liability (determined on the basis of actuarial assumptions utilized by the actuary for the plan in preparing the most recent annual report) of the Borrower, any Subsidiary or any ERISA Affiliate thereof under any plan, program or arrangement providing post-retirement, life or health benefits.

        (g) No Reportable Event and no Prohibited Transaction (as defined in ERISA) has occurred or is occurring with respect to any plan with which the Borrower or any Subsidiary is associated.

3.15 ENVIRONMENTAL COMPLIANCE.

        (a) The Borrower and each Subsidiary has received all permits and filed all notifications necessary under and is otherwise in compliance in all material respects with all federal, state and local laws, rules and regulations governing the control, removal, storage, transportation, spill, release or discharge of Hazardous Materials, including, without limitation, as provided in the provisions of and the regulations under
        (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, (ii) the Solid Waste Disposal Act, (iii) the Clean Water Act and the Clean Air Act, (iv) the Hazardous Materials Transportation Act, (v) the Resource Conservation and Recovery Act of 1976 and (vi) the Federal Water Pollution Control Act Amendments of 1972 (all of the foregoing enumerated and nonenumerated statutes, including without limitation any applicable state or local statutes, all as amended, collectively, the "Environmental Control Statutes").

        (b) Neither the Borrower nor any Subsidiary has given any written or oral notice to the Environmental Protection Agency ("EPA") or any state or local agency with regard to any actual or imminently threatened removal, storage, transportation, spill, release or discharge of Hazardous Wastes either (i) on properties owned or leased by the Borrower or such Subsidiary or (ii) otherwise in connection with the conduct of its business and operations.

        (c) Neither the Borrower nor any Subsidiary has received notice that it is potentially responsible for costs of clean-up of any actual or imminently threatened spill, release or discharge of Hazardous Wastes pursuant to any Environmental Control Statute.

        (d) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Control Statute to which the Borrower or any of its Subsidiaries is named as a party with respect to the Properties or the business conducted at the Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Control Statute with respect to the Properties or such business.

3.16 FEDERAL REGULATIONS.

        No Loan, no Letter of Credit, and no part of the proceeds thereof are intended to be or will be used, directly or indirectly, for "purchasing" or "carrying" any Margin Stock within the respective meanings of each of the quoted terms under Regulation U or for any purpose which violates the provisions of the Regulations of the Board of Governors of the Federal Reserve System. If requested by the Agent, the Borrower will furnish to the Agent a statement to the foregoing effect in conformity with the requirements of Form U-1 referred to in Regulation U.

3.17 FEES AND COMMISSIONS.

        Except for the fees referred to in Sections 2.17 and 4.1(e), neither the Borrower nor any Subsidiary owes or will owe any fees or commissions of any kind in connection with this Agreement or the transactions contemplated hereby or thereby, and the Borrower does not know of any claim (or any basis for any claim) for any fees or commissions in connection with this Agreement or the transactions contemplated hereby or thereby.

3.18 SOLVENCY.

        Immediately prior to and upon the execution of this Agreement, the Borrower and each Guarantor was, is and will be Solvent.

3.19 INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.

        (a) Neither the Borrower nor any Subsidiary is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

        (b) Neither the Borrower nor any Subsidiary is a "holding company," or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

3.20 NATURE OF BUSINESS.

        Neither the Borrower nor any of its Subsidiaries is engaged in any material business other than as described in Section 6.11.

3.21 USE OF PROCEEDS(a).

        (a) All proceeds of the Revolving Loans shall be used by the Borrower for the purposes of (i) repaying unpaid principal and interest outstanding under the Prior Agreement, (ii) funding working capital and capital expenditures, (iii) funding general corporate purposes and (iv) funding Permitted Acquisitions.

        (b) All proceeds of the Term Loans shall be used by the Borrower for the purposes of (i) repaying unpaid principal and interest outstanding under the Prior Agreement and (ii) funding equipment purchases subject to
        Section 2.2(e)(iv).

        (c) The Letters of Credit shall be used for general corporate purposes of the Borrower.

3.22 RANKING OF LOANS.

        This Agreement and the other Loan Documents to which the Borrower is party, when executed, and the Loans, are and will be the direct and general obligations of the Borrower. The Borrower's obligations hereunder and thereunder rank and will rank at least pari passu in priority of payment to all other Indebtedness.


SECTION 4. CONDITIONS PRECEDENT

4.1 CONDITIONS TO CLOSING DATE.

        The agreement of each Lender to make the Loans requested to be made by it on the Closing Date and participate in any Letters of Credit issued on the Closing Date and the agreement of the Agent to issue any Letters of Credit requested to be issued on the Closing Date are subject to the satisfaction, immediately prior to or concurrently with the making of such Loans and/or the issuance of and participation in such Letters of Credit on the Closing Date, of the following conditions precedent:

        (a) Credit Agreement. The Agent shall have received this Agreement, executed and delivered by an officer of the Borrower and each Lender as of the Closing Date.

        (b) Other Loan Documents. The Agent shall have received the Notes, the Security Agreement, the fee sideletter executed between the Borrower and the Agent, and all other agreements or instruments required to create or perfect a security interest in the Collateral and the Guarantor Collateral, including any Control Agreements requested by the Lenders, executed in connection herewith, in each case executed and delivered by an officer of the relevant Obligor.

        (c) Corporate Documents. The Agent shall have received certified copies of the charter and by-laws of each Obligor and of all corporate authority for each Obligor (including, without limitation, board of director resolutions and evidence of the incumbency, including specimen signatures, of officers) with respect to the execution, delivery and performance of such of the Loan Documents to which such Obligor is intended to be a party and each other document to be delivered by such Obligor from time to time in connection herewith and the extensions of credit hereunder, in each case certified by a Responsible Officer of such Obligor to be true and correct and in full force and effect.

        (d) Material Contracts, Etc. The Agent shall have received (i) each Material Contract for which a copy has been requested by the Agent or any Lender and (ii) whether or not such contracts constitute Material Contracts, a copy of each employment agreement with a senior officer of the Borrower, in each case certified by a Responsible Officer of the Borrower to be true and correct and in full force and effect.

        (e) Fees and Costs. The Agent shall have received payment of (i) fees, costs and expenses, including legal fees and reimbursement of due diligence expenses, owing pursuant to Section 9.5 and (ii) those fees referred to in the fee letter executed in connection herewith due and owing on the Closing Date.

        (f) Lien Searches. The Agent shall have received such lien searches as it shall request, none of which shall evidence Liens (except for Liens permitted by Section 6.3) covering any of the Collateral or the Guarantor Collateral.

        (g) Covenant Compliance Certificate. The Agent shall have received a Covenant Compliance Certificate prepared on a pro forma basis as of the Closing Date assuming the funding of any Loans to be made, and the issuance of any Letters of Credit to be issued, on the Closing Date, and repayment of all outstanding amounts under the Prior Agreement.

        (h) Borrowing Base. The Agent shall have received a Borrowing Base Certificate with respect to any borrowings of Revolving Loans to be made on the Closing Date.

        (i) Good Standing Certificates. With respect to each Obligor, the Agent shall have received a certificate, dated a recent date, of the Secretary of State of the state of formation of such Obligor and each other jurisdiction where such Obligor is required to be qualified to do business under such jurisdiction's law (each as respectively set forth on Schedule 3.1), certifying as to the existence and good standing of, and, if generally available in such state, the payment of taxes by, each such Obligor in such state.

        (j) Officer's Certificate. A certificate of a senior officer of the Borrower substantially in the form of Exhibit F, dated the Closing Date.

        (k) Repayment and Termination of Prior Agreement. The Agent shall have received evidence satisfactory to it that all principal, interest and other amounts owning under the Prior Agreement have been repaid in full, and that such agreement has been terminated.

        (l) Financial  Statements.  The Agent shall have received the Borrower's
        (i) financial statements referred to in Section 3.11 and (ii) operating and balance sheet projections, in each case in form and substance satisfactory to the Agent.

        (m) Due Diligence. The Agent shall have completed a due diligence review of the Borrower, which review shall include, but shall not be limited to, an updated third party valuation of the Borrower's fixed assets and a field examination of the Borrower's Accounts Receivable, inventory, payables, controls and systems.

        (n) Insurance Policies. The Agent shall have received evidence in form and substance reasonably satisfactory to the Agent that the insurance required by Section 5.6 is in full force and effect.

        (o) Legal Opinions. The Agent shall have received, with a counterpart for each Lender, the following executed legal opinions:

             (i) the executed legal opinion of Troy & Gould Professional Corporation, counsel to the Borrower, in form and substance satisfactory to the Agent; and

             (ii) such other legal opinions as the Agent may reasonably request.

        (p) Additional Proceedings. The Agent shall have received such other approvals, opinions and documents as the Agent may reasonably request.

4.2 CONDITIONS TO EACH LOAN OR LETTER OF CREDIT.

        The agreement of each Lender to make each Loan and to participate in each Letter of Credit, and the agreement of the Agent to issue each Letter of Credit, requested to be made, issued or participated in by it is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan or the issuance or participation in such Letter of Credit, of the following conditions precedent:

        (a) Representations and Warranties; No Default. The following statements shall be true and the Borrower's acceptance of the proceeds of such Loan or its delivery of an executed Letter of Credit Request shall be deemed to be a representation and warranty of the Borrower on the date of such Loan or as of the date of issuance of such Letter of Credit, as applicable, that:

             (i) The representations and warranties contained in this Agreement and in each other Loan Document and certificate or other writing delivered to the Lenders prior to, on or after the Closing Date pursuant hereto and on or prior to the date for such Loan or the issuance of such Letter of Credit are correct on and as of such date in all material respects as though made on and as of such date except to the extent that such representations and warranties expressly relate to an earlier date; and

             (ii) No Default has occurred and is continuing or would result from the making of the Loan to be made on such date or the issuance of such Letter of Credit as of such date.

        (b) Legality. The making of such Loan or the issuance of such Letter of Credit, as applicable, shall not contravene any law, rule or regulation applicable to any Lender or any Obligor.

        (c) Borrowing Notice/Letter of Credit Request. The Agent shall have received a Borrowing Notice or Letter of Credit Request, as applicable, pursuant to the provisions of this Agreement from the Borrower.


SECTION 5. AFFIRMATIVE COVENANTS

         The Borrower hereby agrees that from and after the Closing Date, so long as any Commitment remains in effect, any Note remains outstanding and unpaid or any other amount is owing to any Lender or the Agent hereunder, or any Letter of Credit remains outstanding:

5.1 FINANCIAL STATEMENTS.

        (a) As soon as available and in any event within 45 days after the end of the first three quarterly fiscal periods of each fiscal year of the Borrower, the Borrower shall deliver to the Agent, with sufficient copies for each Lender, consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for such period, and the related consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such period, setting forth in each case in comparative form (A) the consolidated figures for the corresponding periods in the preceding fiscal year (except that, in the case of the balance sheets, such comparison shall be to the last day of the prior fiscal year) and (B) the consolidated figures for the corresponding period in the budget referred to in Section 5.2(e), accompanied by a certificate of a senior financial officer of the Borrower, which certificate shall state that such consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Subsidiaries, in each case in accordance with GAAP consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments and the absence of footnotes).

        (b) As soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, the Borrower shall deliver to the Agent, with sufficient copies for each Lender, audited consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for such fiscal year and the related consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, reported on without qualification or exception by the Accountants and setting forth in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied by
        (i) all management letters relating thereto and (ii) an opinion thereon of the Accountants, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP, and a statement of the Accountants to the effect that, in making the examination necessary for their opinion, nothing came to their attention that caused them to believe that the Borrower was not in compliance with
        Section 6.1, insofar as such Section relates to accounting matters.

        (c) As soon as available and in any event within 60 days after the end of each fiscal year of the Borrower, the Borrower shall deliver to the Agent, with sufficient copies for each Lender, unaudited consolidated and consolidating statements of income, consolidated statements of retained earnings and cash flows of the Borrower and its Subsidiaries for such fiscal year and the related consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year (and setting forth separately stated statements of income, retained earnings and cash flows for each division of the Borrower), setting forth in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied by a certificate of a senior financial officer of the Borrower, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Subsidiaries, in each case in accordance with GAAP consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments and the absence of footnotes).

        (d) As soon as available and in any event within 30 days after the end of each of the first eleven months of each fiscal year of the Borrower, the Borrower shall deliver to the Agent, with sufficient copies for each Lender, (i) consolidated and consolidating statements of income, consolidated statements of retained earnings and cash flows of the Borrower and its Subsidiaries for such month, and the related consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such month, accompanied by a certificate of a senior financial officer of the Borrower, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Subsidiaries, in each case in accordance with GAAP consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments and the absence of footnotes), (ii) a comparison of such results with the consolidated figures for the corresponding period in the budget referred to in Section 5.2(e) and (iii) the consolidated and consolidating figures for the corresponding periods in the preceding fiscal year (except that, in the case of the balance sheets, such comparison shall be to the last day of the prior fiscal year).

        (e) The Borrower will promptly furnish to the Agent such other information (including information pertaining to the Borrower's financial condition, operations and otherwise) as the Agent may reasonably request.

5.2 CERTIFICATES; OTHER INFORMATION. THE BORROWER SHALL DELIVER TO THE AGENT:

        (a) within 45 days after the end of each fiscal quarter, a Covenant Compliance Certificate as of the end of such quarter;

        (b)  within  30  days  after  the  end of  each  month  (i) an  Accounts
        Receivable agings report as of the end of such month, in form satisfactory to the Agent and (ii) a Borrowing Base Certificate as of the end of such month;

        (c) within five Business Days after the same are filed, copies of all financial statements and reports which the Borrower or any Subsidiary may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

        (d) promptly but, in any event, within five Business Days after receipt thereof, copies of all financial reports (including, without limitation, management letters), if any, submitted to the Borrower or any Subsidiary by the Accountants in connection with any annual or interim audit of the books thereof;

        (e) as soon as available and in any event within 30 days after December 31 of each fiscal year, a budget for the next following fiscal year setting forth anticipated income, expense and capital expenditure items for each month during such fiscal year;

        (f) as soon as possible and in any event within five Business Days after the occurrence of a Default or, in the good faith determination of a Responsible Officer of the Borrower, a Material Adverse Effect, the written statement by a Responsible Officer of the Borrower, setting forth the details of such Default or Material Adverse Effect and the action which the Borrower proposes to take with respect thereto;

        (g) (A) as soon as possible and in any event within 30 days after the Borrower knows or has reason to know that any Termination Event with respect to any Plan has occurred, a statement of a Responsible Officer of the Borrower describing such Termination Event and the action, if any, which the Borrower proposes to take with respect thereto, (B) promptly and in any event within ten days after receipt thereof by the Borrower or any ERISA Affiliate of the Borrower from the PBGC, copies of each notice received by the Borrower or such ERISA Affiliate of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan, (C) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Single Employer Plan maintained for or covering employees of the Borrower or any Subsidiary if the present value of the accrued benefits under the Plan exceeds its assets by an amount in excess of $500,000 and (D) promptly and in any event within ten days after receipt thereof by the Borrower or any ERISA Affiliate of the Borrower from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by the Borrower or such ERISA Affiliates concerning the imposition or amount of withdrawal liability under
        Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA;

        (h) promptly after the commencement thereof, but in any event not later than five Business Days after service of process with respect thereto on, or the obtaining of knowledge by, the Borrower or any Subsidiary, notice of each material action, suit or proceeding against the Borrower or any Subsidiary before any Governmental Authority;

        (i)  within  five  days  following   receipt  by  the  Borrower  or  any
        Subsidiary, copies of all notices received by the Borrower or such Subsidiary from the Internal Revenue Service or other taxing authority relating to any material dispute regarding deductions, audits or any other material matter; and

        (j) promptly, such additional financial and other information as any Lender, through the Agent, may from time to time reasonably request.

5.3 PAYMENT OF OBLIGATIONS.

        The Borrower shall, and shall cause each of its Subsidiaries to, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, subject to Section 5.10, except where the failure to so satisfy such obligations would not have a Material Adverse Effect or except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

5.4 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE.

        The Borrower shall, and shall cause each of its Subsidiaries to, (i) continue to engage in business of the type referred to in Section 6.11, (ii) preserve, renew and keep in full force and effect its corporate existence, (iii) take all reasonable action to maintain all rights, registrations, licenses, privileges and franchises necessary or desirable in the normal conduct of its business, and (iv) comply with all Contractual Obligations and Requirements of Law except to the extent, in the case of this clause (iv), that failure to comply therewith would not, in the aggregate, have a Material Adverse Effect.

5.5 MAINTENANCE OF PROPERTY.

        The Borrower shall, and shall cause each of its Subsidiaries to, keep all property useful or necessary in its business in good working order and condition (ordinary wear and tear excepted).

5.6 INSURANCE.

        The Borrower will, and will cause each of its Subsidiaries to, maintain insurance with financially sound and reputable insurance companies, and with respect to Property and risks of a character usually maintained by Persons engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such Persons. The Borrower shall designate the Agent as loss payee or additional insured, as appropriate, with respect to such insurance and cause such insurance to provide for 30 days' prior written notice to Agent of any modification or cancellation of such insurance.

5.7 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS.

        The Borrower shall, and shall cause each of its Subsidiaries to, keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all material dealings and transactions in relation to its business and activities; and upon reasonable notice and at such reasonable times during usual business hours, permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its Accountants.

5.8 ENVIRONMENTAL LAWS. THE BORROWER SHALL, AND SHALL CAUSE EACH OF ITS SUBSIDIARIES TO:

        (a) Comply in all material respects with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Control Statutes and obtain and comply in all material respects with any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Control Statutes;

        (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Control Statutes and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Control Statutes except to the extent that the same are being contested in good faith by appropriate proceedings; and

        (c) Defend, indemnify and hold harmless the Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Control Statutes applicable to the operations of the Borrower or any of its Subsidiaries, or the Borrower's or any of such Subsidiaries' interest in Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorneys' and consultants' fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. This indemnity shall continue in full force and effect regardless of the termination of this Agreement.

5.9 USE OF PROCEEDS.

        The Borrower will use the proceeds of the Loans, and any Letters of Credit issued hereunder, as set forth in Section 3.21, and not for the purchasing or carrying of any Margin Stock.

5.10 COMPLIANCE WITH LAWS, ETC.

        The Borrower shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with all applicable Requirements of Law, such compliance to include, without limitation (i) paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its Properties and (ii) paying all lawful claims which if unpaid might become a Lien upon any of its Properties; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as (A) the validity or applicability thereof is being contested in good faith by appropriate proceedings, (B) the Borrower or such Subsidiary shall, to the extent required by GAAP, have set aside on its books adequate reserves with respect thereto and (C) the failure to pay or discharge such tax, assessment, charge, levy or claim would not have a Material Adverse Effect or.

5.11 CERTAIN OBLIGATIONS RESPECTING SUBSIDIARIES; PROHIBITIONS ON CERTAIN AGREEMENTS.

        (a) The Borrower will cause each of its Subsidiaries hereafter formed or acquired to execute and deliver to the Agent promptly upon the formation or acquisition thereof (i) a Guarantee in form and substance satisfactory to the Agent, guaranteeing the Obligations, (ii) a Guarantor Security Agreement, in form and substance satisfactory to the Agent, granting to the Agent, for the benefit of the Lenders, a security interest in the tangible and intangible personal property of such Subsidiary, together with appropriate Lien searches requested by the Agent indicating the Lenders' first priority Lien on such personal property, (iii) such UCC-1 Financing Statements as the Agent shall request and (iv) such charter and authorization documents as the Agent shall request.

        (b) The Borrower will not, and will not permit any of its Subsidiaries to, enter into any indenture, agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of indebtedness, the granting of Liens, the declaration or payment of dividends, the making of loans, advances or investments or the sale, assignment, transfer or other disposition of Property, or which imposes any financial covenants on the Borrower or any of its Subsidiaries.

5.12 REVIEWS AND APPRAISALS.

        The Agent shall be entitled to conduct, with respect to the Borrower and the Subsidiaries and at the Borrower's expense, (i) semi-annual field audits, including reviews of the books and records of, such entities and (ii) annual appraisals of their assets. Such reviews and appraisals shall be in scope, and by a review firm or appraisal firm (as applicable) satisfactory to the Majority Lenders. The Agent and the Lenders shall be entitled to conduct more frequent reviews and appraisals, at the expense of the Borrower, if a Default exists.

5.13 BANK ACCOUNTS.

        The Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, its primary operating bank account(s) with UBOC.

5.14 LANDLORD CONSENTS.

        With respect to each Property leased by the Borrower or any Subsidiary, the Borrower shall cause a Landlord Consent to be executed and notarized by the landlord thereof, and delivered to the Agent and, if requested by the Agent, recorded against such Property in the relevant real property records; provided that, with respect to those leased Properties in existence as of the Closing Date for which the Borrower was unable to obtain Landlord Consents in connection with the Prior Agreement, each of which is set forth on Schedule 5.14 attached hereto, the Borrower shall be obligated to use best efforts to obtain such Landlord Consents.


SECTION 6. NEGATIVE COVENANTS

         The Borrower hereby agrees that from and after the Closing Date, so long as any Commitments remain in effect, any Note remains outstanding and unpaid or any other amount is owing to any Lender or the Agent hereunder, or any Letter of Credit remains outstanding:

6.1 FINANCIAL CONDITION COVENANTS.

        The  Borrower   shall  not  violate  any  of  the  following   covenants
(compliance with which shall be measured for the Borrower on a consolidated basis):

        (a) Maximum Funded Debt to EBITDA. As of the last day of any quarter, permit the ratio of Funded Debt to EBITDA, calculated on a cumulative four quarter rolling basis for such fiscal quarter and the three immediately preceding fiscal quarters, to exceed the following levels for the periods indicated:


             QUARTER ENDING                      RATIO

        October 1, 2003 to and including         1.75:1
             December 31, 2005

        January 1, 2006 and thereafter           1.50:1


        (b) Fixed Charge Ratio. As of the last day of any quarter, permit the Fixed Charge Ratio, calculated on a cumulative four quarter rolling basis for such fiscal quarter and the three immediately preceding fiscal quarters, to be less than 1.20:1.00.

        (c) Minimum Net Worth. Permit Net Worth at any time to be less than the Net Worth Requirement.

        (d) Minimum Quarterly EBITDA. Permit EBITDA, for the fiscal quarter most recently ended, to be less than $2,000,000; provided that, with respect to not more than one fiscal quarter during any fiscal year of the Borrower, EBITDA for such quarter may be less than $2,000,000, but not less than $1,000,000.

        (e) Capital Expenditures. Permit Capital Expenditures (excluding (i) in the fiscal year of such purchase, up to $8,571,500 for the purchase of the New Premises and (ii) any Permitted Acquisition, to the extent the consummation thereof would result in a Capital Expenditure) to exceed $5,000,000 in any fiscal year of the Borrower.

6.2 LIMITATION ON INDEBTEDNESS.

        The Borrower shall not create, incur, assume or suffer to exist any Indebtedness, and shall not permit any of its Subsidiaries to create, incur, assume or suffer to exist any Indebtedness, except for:

        (a) Indebtedness created hereunder and under the Notes and the other Loan Documents;

        (b) Indebtedness (i) evidenced by performance bonds issued in the ordinary course of business or reimbursement obligations in respect thereof, (ii) evidenced by a letter of credit facility related to insurance associated with claims for work-related injuries, (iii) for bank overdrafts incurred in the ordinary course of business that are promptly repaid or (iv) for obligations under agreements entered into to hedge interest rate or foreign currency risk in the ordinary course of business, in an aggregate amount (under clauses (i), (ii), (iii) and (iv)) not to exceed $100,000 at any one time outstanding;

        (c) Indebtedness secured by Liens permitted by Section 6.3(g);

        (d) Capitalized Lease Obligations in an aggregate principal amount not exceeding, when added together with the principal amount of Indebtedness outstanding pursuant to Section 6.2(i), the following amounts for the periods indicated: (i) from the Closing Date to and including March 31, 2006, not more than $1,000,000 outstanding and (ii) thereafter, not more than $1,500,000 outstanding;

        (e) Indebtedness of Wholly Owned Subsidiaries of the Borrower to the Borrower or to other Wholly Owned Subsidiaries of the Borrower;

        (f) Guarantee Obligations of the Borrower incurred in the ordinary course of business in respect of Indebtedness of any Subsidiary; provided that such Indebtedness is otherwise permitted by this Section 6.2;

        (g) the Mortgage Debt, provided that (i) the terms of such debt are no less favorable to the Borrower than those outlined in the current lease of the New Premises, (ii) the Borrower has provided to the Agent, at least 10 Business Days prior to the incurrence thereof, copies of final drafts of the loan documents that will evidence such debt and (iii) such debt shall be secured solely by the real property purchased with the proceeds thereof, and in no event shall the Collateral or Guarantor Collateral be encumbered thereby;

        (h) Earn-out Payments; and

        (i) Indebtedness for borrowed money assumed by the Borrower or any Subsidiary as a result of a Permitted Acquisition; provided that (i) such Indebtedness was not created in contemplation of such Acquisition,
        (ii) such Indebtedness is unsecured, (iii) the Borrower delivers to the Agent, at least 20 days prior to such Acquisition, copies of all documents governing such Indebtedness and (iv) the principal amount of such Indebtedness, when added together with the principal amount of Capitalized Lease Obligations outstanding under Section 6.2(d), will not exceed $1,000,000 or $1,500,000 (as applicable under Section 6.2(d)).

6.3 LIMITATION ON LIENS.

        The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

        (a) Liens created hereunder or under any of the other Loan Documents;

        (b) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

        (c) Liens created by operation of law not securing the payment of Indebtedness for money borrowed or guaranteed, including carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings;

        (d) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

        (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

        (f)   easements,   rights-of-way,   restrictions   and   other   similar
        encumbrances incurred in the ordinary course of business which, in the aggregate, would not cause a Material Adverse Effect;

        (g) Liens securing Capitalized Lease Obligations with respect to equipment used by the Borrower or its Subsidiaries in the ordinary course of its business; provided that any such Lien attaches solely to the equipment financed by such Capitalized Lease Obligation; and

        (h) Liens securing the Mortgage Debt, subject to the limitations set forth in Section 6.2(g).

6.4 LIMITATION ON FUNDAMENTAL CHANGES.

        The Borrower shall not, and shall not permit any of its Subsidiaries to,
(i) enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or (ii) convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of its property, business or assets, or (iii) acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person except that, so long as no Default has occurred and is continuing or would result therefrom:

        (a) any Subsidiary of the Borrower may be merged or consolidated with or into: (i) the Borrower, if the Borrower shall be the continuing or surviving corporation or (ii) any other Subsidiary; provided that if any such transaction shall be between a Subsidiary and a Wholly Owned Subsidiary, the Wholly Owned Subsidiary shall be the continuing or surviving corporation;

        (b) any Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its Property (upon voluntary liquidation or otherwise) to the Borrower or a Wholly Owned Subsidiary of the Borrower; and

        (c) the Borrower may consummate Permitted Acquisitions.

6.5 LIMITATION ON SALE OF ASSETS.

        The Borrower will not, nor will it permit any of its Subsidiaries to, make any Asset Disposition except Asset Dispositions of obsolete or worn-out Property, tools or equipment no longer used or useful in its business so long as the aggregate amount thereof sold in any single fiscal year by the Borrower and its Subsidiaries shall not have a fair market value in excess of $250,000; provided that in each case, no Default has occurred and is continuing or would result from such Asset Disposition.

6.6 LIMITATION ON DIVIDENDS.

        The Borrower shall not, and shall not permit any of its  Subsidiaries to
(a) if a corporation, declare or pay any dividend (other than dividends payable solely in common stock of the Borrower or its Subsidiaries, or rights to acquire preferred stock of the Borrower issued to shareholders in connection with a shareholder rights plan) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or its Subsidiaries or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, and (b) if a partnership or a limited liability company, make any distribution with respect to the ownership interests therein, or, in either case, make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (such declarations, payments, setting apart, purchases, redemptions, defeasance, retirements, acquisitions and distributions being herein called "Restricted Payments"), except that any Subsidiary may make Restricted Payments to the
Borrower or to any other Wholly Owned Subsidiary of the Borrower. Notwithstanding any provision herein to the contrary, neither the Borrower nor any Subsidiary shall repurchase any of its Capital Stock without the prior written approval of each Lender.

6.7 LIMITATION ON INVESTMENTS, LOANS AND ADVANCES.

        The Borrower will not, and will not permit any of its Subsidiaries to, make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in (any of the foregoing, an "Investment"), any Person, except for:

        (a) investments in marketable securities, liquid investments and other financial instruments that are acquired for investment purposes and may be readily sold or otherwise liquidated, that have a value which may be readily established and which are investment grade;

        (b) operating deposit accounts with banks;

        (c) investments by the Borrower and its Subsidiaries in the Borrower and its Subsidiaries;

        (d) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business; and

        (e) Permitted Acquisitions.

6.8 TRANSACTIONS WITH AFFILIATES.

        The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property, employee compensation arrangements, or the rendering of any service, with any Affiliate or any Subsidiary not a Wholly Owned Subsidiary unless such transaction is in the ordinary course of the Borrower's or such Subsidiary's business and is upon terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person not an Affiliate; provided that, if any such transaction has a value in excess of $100,000 the Majority Lenders shall have consented thereto; and provided, further, that none of (i) the Borrower's employment arrangements with its senior officers or (ii) the Borrower's arrangements with Holthouse Carlin & Van Trigt (with which Greg Hutchins, a director of the Borrower, is associated) regarding preparation of the Borrower's taxes shall be prohibited by this Section 6.8.

6.9 FISCAL YEAR.

        Borrower shall not permit its fiscal year or the fiscal year of any of its Subsidiaries to end on a day other than December 31.

6.10 SALE-LEASEBACK TRANSACTIONS.

        The Borrower shall not, and shall not permit any of its Subsidiaries to, sell, assign or otherwise transfer any of its Properties, rights or assets (whether now owned or hereafter acquired) to any Person and thereafter directly or indirectly lease back the same or similar property.

6.11 LINES OF BUSINESS.

        The Borrower will not, nor will it permit any of its Subsidiaries to, engage to any substantial extent in any line or lines of business activity other than the business of video duplication, post-production, audio sweetening, the distribution of national television spot advertising, trailers and electronic press kits for the motion picture and television industries, and the ownership and rental of limited amounts of niche programming and media buying.


SECTION 7. EVENTS OF DEFAULT

        If any of the following events shall occur and be continuing:

        (a) The Borrower shall default in the payment when due (whether at stated maturity or upon mandatory or optional prepayment or otherwise) of any principal of or interest on any Loan, or any fee payable by it hereunder or under any Loan Document; or the Borrower shall fail to pay any other amount payable hereunder or under any Loan Document within three Business Days after any such other amount becomes due; or

        (b) Any representation or warranty made or deemed made by any Obligor herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

        (c) The Borrower shall default in the observance or performance of any agreement contained in Section 5.4(ii), 5.9, 5.11(a), 5.12, 5.13 or 5.14, or any provision of Section 6; or

        (d) Any Obligor shall default in the observance or performance of any other agreement or obligation contained in this Agreement or the other Loan Documents (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after the earlier of (i) notice thereof from the Agent to the Borrower and (ii) actual knowledge thereof by a Responsible Officer of such Obligor; or

        (e) Any Guarantee shall cease, for any reason, to be in full force and effect; or

        (f) The Borrower or any other Obligor shall default in the payment when due of principal of or interest on any Indebtedness (other than the Notes) issued under the same indenture or other agreement, if the original principal amount of Indebtedness covered by such indenture or agreement is $100,000 or more; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity; or

        (g) (i) The Borrower or any other Obligor shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower or any other Obligor shall make a general assignment for the benefit of its creditors; or
        (ii) there shall be commenced against the Borrower or any other Obligor any case, proceeding or other action of a nature referred to in clause
        (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged, unstayed or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any other Obligor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any other Obligor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any other Obligor shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due or there shall be a general assignment for the benefit of creditors; or

        (h) (i) The Borrower or any Commonly Controlled Entity shall engage in any non-exempt "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee would reasonably be expected to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA (other than a standard termination) or (v) the Borrower or any Commonly Controlled Entity would reasonably be expected to incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan; and in each case regarding clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to result in a Material Adverse Effect; or

        (i) One or more judgments or decrees shall be entered against the Borrower or any Subsidiary involving in the aggregate a liability (not paid or fully covered by insurance where the insurer has admitted liability in respect of such judgment) of $250,000 or more, or involving in the aggregate a liability (regardless of insurance coverage) of $500,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof or in any event five days before the date of any sale pursuant to such judgment or decree; or

        (j) The Liens created by the Collateral Documents and/or the Guarantor Collateral Documents shall at any time not constitute valid and perfected Liens on the collateral intended to be covered thereby in favor of the Agent, free and clear of all other Liens (other than Liens permitted under Section 6.3), or, except for expiration in accordance with its terms, any of the Collateral Documents and/or the Guarantor Collateral Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any Obligor; or

        (k) (i) Haig S. Bagerdjian shall cease to be the Chief Executive Officer of the Borrower and 60 days shall have elapsed without a successor thereto satisfactory to the Majority Lenders having been appointed, (ii) Haig S. Bagerdjian shall cease to beneficially own Capital Stock representing at least 15% of the votes that may be cast in an election of directors of the Borrower (provided that such amount may be less than 15% (but not less than 7.5%) if such reduction is due to the issuance of stock of the Borrower as consideration for a Permitted Acquisition), or
        (iii) individuals who constituted the Borrower's Board of Directors as of the Closing Date (the "Closing Date Directors") shall cease for any reason to constitute a majority of the directors then in office (provided that the Closing Date Directors may constitute less than a majority if such reduction is due to the appointment of additional directors in connection with a Permitted Acquisition);

        then, and in any such event, (A) if such event is an Event of Default specified in paragraph (g) above, automatically the Commitments to the Borrower and the commitment to issue Letters of Credit shall immediately terminate and the Loans made to the Borrower hereunder (with accrued interest thereon) and all other Obligations shall immediately become due and payable, and (B) if such event is any other Event of Default, with the consent of the Majority Lenders, the Agent may, or upon the request of the Majority Lenders, the Agent shall, take any or all of the following actions: (i) by notice to the Borrower declare the Commitments to the Borrower and the commitment to issue Letters of Credit to be terminated forthwith, whereupon such Commitments and the commitment to issue Letters of Credit shall immediately terminate; and (ii) by notice of default to the Borrower, declare the Loans (with accrued interest thereon) and all other Obligations under this Agreement and the Notes to be due and payable forthwith, whereupon (x) the same shall immediately become due and payable and (y) to the extent any Letters of Credit are then outstanding, the Borrower shall make a Cash Collateral Deposit in an amount equal to the aggregate Letter of Credit Amount. In all cases, with the consent of the Majority Lenders, the Agent may enforce any or all of the Liens and security interests and other rights and remedies created pursuant to any Loan Document or available at law or in equity. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.


SECTION 8. THE AGENT

8.1 APPOINTMENT.

        Each Lender hereby irrevocably designates and appoints Union Bank of California, N.A., as Agent for such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes Union Bank of California, N.A., as the Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall have no duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

8.2 DELEGATION OF DUTIES.

        The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

8.3 EXCULPATORY PROVISIONS.

        Neither the Agent, nor any of the Agent's officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower, any Subsidiary or any other Obligor or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or any other Loan Document or for any failure of the Borrower, any Subsidiary or any other Obligor to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower, any Subsidiary or any other Obligor.

8.4 RELIANCE BY THE AGENT.

        The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), the Accountants and independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders or all Lenders, as it deems appropriate, or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense (except those incurred solely as a result of the Agent's gross negligence or willful misconduct) which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes and the other Loan Documents in accordance with a request of the Majority Lenders or all Lenders, as may be required, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

8.5 NOTICE OF DEFAULT.

        The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default hereunder unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Default as shall be reasonably directed by the Majority Lenders or all Lenders as appropriate; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders or as the Agent shall believe necessary to protect the Lenders' interests in the Collateral or the Guarantor Collateral.

8.6 NON-RELIANCE ON THE AGENT AND OTHER LENDERS.

        Each Lender expressly acknowledges that neither the Agent, nor any of the Agent's officers, directors, partners, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Borrower, any Subsidiary or any other Obligor, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower, any Subsidiary and the other Obligors and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower, its Subsidiaries and the other Obligors.

Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower, any Subsidiary or any other Obligor which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

8.7 INDEMNIFICATION.

        The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower, its Subsidiaries or the other Obligors and without limiting the obligation of such Persons to do so), ratably according to the respective amounts of their Aggregate Total Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs (including, without limitation, the allocated cost of internal counsel), expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent, in its capacity as Agent, but not as a Lender hereunder, in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified. The agreements in this Section shall survive the payment of the Notes and all other amounts payable hereunder, and the expiration of the Commitments and the Letters of Credit.

8.8 THE AGENT IN ITS INDIVIDUAL CAPACITY.

        The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower, any Subsidiary and the other Obligors as though the Agent were not the Agent hereunder and under the other Loan Documents. The Loans made or renewed by the Agent, and any Note issued to the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and the Agent may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

8.9 SUCCESSOR AGENT.

        The Agent may resign as Agent upon 30 days' notice to the Lenders. If the Agent shall resign as Agent under this Agreement and the other Loan Documents, then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent (so long as no Default has occurred and is continuing) shall be approved by the Borrower (which consent shall not be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent and the term "Agent" shall mean such successor agent, effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's resignation as Agent, the provisions of this Section shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents. Further, if the Agent no longer has any Loans hereunder, the Agent shall immediately resign and shall be replaced, and have the benefits, as set forth in this Section 8.9.

8.10 COLLATERAL DOCUMENTS.

        Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Agent and each Lender hereby agree that (a) no Lender shall have any right individually to realize upon any of the Collateral or Guarantor Collateral under any Loan Document or to enforce any Guarantee, it being understood and agreed that all powers, rights and remedies under the Collateral Documents and Guarantor Collateral Documents and the Guarantees may be exercised solely by the Agent for the benefit of the Lenders in accordance with the terms thereof, and (b) in the event of a foreclosure by the Agent on any of the Collateral or Guarantor Collateral pursuant to a public or private sale, the Agent or any Lender may be the purchaser of any or all of such Collateral or Guarantor Collateral at any such sale and the Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless the Majority Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral or Guarantor Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any such collateral payable by the Agent at such sale.


SECTION 9. MISCELLANEOUS

9.1 AMENDMENTS AND WAIVERS.

        Except as otherwise expressly provided in this Agreement, any provision of the Loan Documents may be modified or supplemented only by an instrument in writing signed by the Borrower, the Agent and the Majority Lenders, or by the Borrower and the Agent acting with the consent of the Majority Lenders, and any provision of any Loan Document may be waived by the Majority Lenders or by the Agent acting with the consent of the Majority Lenders; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) (a) reduce the amount or extend the maturity of any Note or any installment due thereon, or reduce the rate or extend the time of payment of interest thereon, or reduce the amount or extend the time of payment of any fee, indemnity or reimbursement payable to any Lender hereunder, without the written consent of the Lender affected thereby; or (b) increase the Aggregate Revolving Loan Commitment or the Aggregate Term Loan Commitment; or (c) amend, modify or waive any provision of this Section 9.1 or reduce the percentage specified in or otherwise modify the definition of Majority Lenders, or consent to the assignment or transfer by any Obligor of any of its rights and obligations under this Agreement and the other Loan Documents (except as permitted under Section 6.4); or (d) release any Obligor from any liability under its respective Loan Documents; or (e) release any material portion of the Collateral or any material portion of the Guarantor Collateral, except for any Asset Disposition or release of Lien permitted by this Agreement or any other Loan Document; or (f) amend, modify or waive, directly or indirectly, the first sentence of Section 2.11; or
(g) amend, modify or waive any provision of this Agreement requiring the consent or approval of all Lenders, in each case set forth in clauses (i)(b) through
(i)(g) above without the written consent of all the Lenders; or (ii) amend, modify or waive any provision of Section 8 without the written consent of the Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the other Obligors, the Lenders, the Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the other Obligors, the Lenders, and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes and any other Loan Documents, and any Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default, or impair any right consequent thereon.

9.2 NOTICES.

        All notices, requests and demands or other communications to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or 3 days after being deposited in the United States mail, certified and postage prepaid and return receipt requested, or, in the case of telecopy notice, when received, in each case addressed as follows in the case of the Borrower, and as set forth on the signature pages hereto, or in the Assignment and Acceptance pursuant to which a Person becomes a party hereto, as applicable, in the case of Agent and the Lenders, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

        The Borrower:   Point.360
                        7083 Hollywood Boulevard
                        Hollywood, California 90028
                        Attention:  Alan Steel
                        Telecopy:  (323) 957-2297

provided that any notice, request or demand to or upon the Agent or the Lenders pursuant to Section 2.1, 2.2, 2.3, 2.4, 2.5 or 2.6 shall not be effective until received.

9.3 NO WAIVER; CUMULATIVE REMEDIES.

        No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

9.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

        All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes.

9.5 PAYMENT OF EXPENSES AND TAXES.

        The Borrower agrees (a) to pay or reimburse the Agent and each Lender for all its reasonable costs and out-of-pocket expenses (including travel and other expenses incurred by it or its agents in connection with performing due diligence with regard hereto) incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, syndication efforts (whether completed before or after the Closing Date) in connection with this Agreement and the reasonable fees and disbursements of counsel to the Agent, (b) after the occurrence and during the continuance of a Default, to pay or reimburse the Agent and each Lender for all its reasonable costs and out-of-pocket expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes, the other Loan Documents and any such other documents or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceeding, including, without limitation, reasonable legal fees and disbursements of counsel to the Agent and each Lender (including the allocated costs of internal counsel to the Agent and the Lenders which costs are not in duplication of any costs of outside counsel to the Agent and each Lender), (c) to pay, and indemnify and hold harmless each Lender and the Agent from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes, the other Loan Documents and any such other documents and (d) to pay, and indemnify and hold harmless each Lender and the Agent and the officers, partners, directors, employees, agents and affiliates of the Agent or any Lender (collectively "Indemnitees") from and against, any and all Indemnified Liabilities, provided that the Borrower shall have no obligation hereunder to the Agent or any Lender with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of the Agent or any Lender. As used herein, "Indemnified Liabilities" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including environmental claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any activities relating to Hazardous Materials), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and environmental laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including Lenders' making of the Loans under the Existing Credit Agreement, agreement to maintain the Loans hereunder, or the use of the proceeds thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the Guarantor Collateral or the enforcement of the Guarantees)). (To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this
Section 9.5 may be unenforceable in whole or in part because they are violative of any law or public policy, the Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.) The agreements in this Section shall survive repayment of the Notes and all other amounts payable hereunder, and expiration of the Commitments and Letters of Credit.

9.6 SUCCESSORS AND ASSIGNS; PARTICIPATIONS; PURCHASING LENDERS.

        (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of each Lender.

        (b) Any Lender may, in the ordinary course of its commercial banking or finance business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, or any other interest of such Lender hereunder and under the other Loan Documents; provided that the holder of any such participation, other than an Affiliate of such Lender, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting the extension of the maturity of any portion of the principal amount of a Loan, or any portion of interest or fees related thereto allocated to such participation or a reduction of the principal amount or principal payment amount of or the rate of interest payable on the Loans or any fees related thereto, or a release of any Obligor or any substantial portion of the Collateral or the Guarantor Collateral or any increase in participation amounts. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. The Borrower agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that such Participant shall only be entitled to such right of setoff if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with the Lenders the proceeds thereof as provided in
        Section 9.7. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.13 and 2.15 with respect to its participation in the Loans outstanding from time to time; provided that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

        (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to any of its Affiliates or to any Lender, any Affiliate thereof or to one or more additional banks or other entities, which additional banks or other entities shall be subject to the consent of the Agent (which consent will not be unreasonably withheld) ("Purchasing Lenders") all or any part of its rights and obligations under this Agreement, the Notes and the other Loan Documents pursuant to an Assignment and Acceptance executed by such Purchasing Lender and such transferor Lender and delivered to the Agent for its acceptance and recording in the Register (as defined in (d) below), provided that any such sale must result in the Purchasing Lender having at least $5,000,000 in aggregate amount of obligations under this Agreement, the Notes and the other Loan Documents. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Assignment and Acceptance, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder having outstanding Loans as set forth therein, and (y) the transferor Lender thereunder shall, to the extent of such assigned portion and as provided in such Assignment and Acceptance, be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). Such Assignment and Acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement, the Notes and the other Loan Documents. On or prior to the transfer effective date determined pursuant to such Assignment and Acceptance, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note(s) a new Note or Notes, as applicable, to the order of such Purchasing Lender in an amount equal to the Loans assumed by it pursuant to such Assignment and Acceptance, and if the transferor Lender has retained Loans hereunder, a new Note or Notes, as applicable, to the order of the transferor Lender in an amount equal to the Loans retained by it hereunder. Such new Note(s) shall be dated the Closing Date and shall otherwise be in the form of the Notes replaced thereby. The Note(s) surrendered by the transferor Lender shall be returned by the Agent to the Borrower marked "canceled."

        (d) The Agent shall maintain at its address referred to in Section 9.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the principal amount of the Loans owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loans recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

        (e) Upon its receipt of an Assignment and Acceptance executed in accordance with the terms hereof, together with payment to the Agent by the Purchasing Lender of a registration and processing fee of $3,500, the Agent shall (i) promptly accept such Assignment and Acceptance and
        (ii) on the effective date determined pursuant thereto record the information contained therein in the Register.

        (f) The Borrower authorizes each Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective
        Transferee any and all information in such Lender's possession concerning the Borrower, its Subsidiaries, and their Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or any other Loan Document or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower, its Subsidiaries, and their Affiliates prior to becoming a party to this Agreement.

        (g) Nothing herein shall prohibit any Lender from pledging or assigning any of its rights under its Notes to any Federal Reserve Bank in accordance with applicable law.

9.7 ADJUSTMENTS; SET-OFF.

        (a) If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or fees, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(g), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, or fees, such Benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Loans, or fees, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loan may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

        (b) In addition to any rights and remedies of the Lenders provided by law, with the prior consent of the Majority Lenders, each Lender shall have the right, exercisable upon the occurrence and during the continuance of an Event of Default and acceleration of the Obligations pursuant to Section 7, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set-off and appropriate and apply against any such Obligations any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof or bank controlling such Lender to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

9.8 COUNTERPARTS.

        This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery by telecopier of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an originally executed counterpart of this Agreement.

9.9 SEVERABILITY.

        Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.10 INTEGRATION.

        This Agreement represents the entire agreement of the Borrower, the Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

9.11 GOVERNING LAW.

        THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

9.12 ACKNOWLEDGEMENTS.

        The Borrower hereby acknowledges that: (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the Notes and the other Loan Documents; (b) neither the Agent nor any Lender has any fiduciary relationship to the Borrower solely by virtue of any of the Loan Documents, and the relationship pursuant to the Loan Documents between the Agent and the Lenders, on one hand, and the Borrower on the other hand, is solely that of creditor and debtor; and (c) no joint venture exists among the Lenders or among the Borrower, on one hand and the Lenders, on the other hand.

9.13 HEADINGS.

        Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

9.14 COPIES OF CERTIFICATES, ETC.

        Whenever the Borrower is required to deliver notices, certificates, opinions, statements or other information hereunder to the Agent for delivery to any Lender, it shall do so in such number of copies as the Agent shall reasonably specify.

9.15 TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY.

        (a) The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender, or by one or more Subsidiaries or affiliates of such Lender and the Borrower hereby authorizes each Lender to share any information delivered to such Lender by the Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or affiliate, it being understood that any such Subsidiary or affiliate receiving such information shall be bound by the provisions of clause (b) below as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans, the termination of this Agreement, and the expiration of the Commitments and the Letters of Credit.

        (b) Each Lender and the Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower pursuant to this Agreement that is identified by the Borrower as being confidential at the time the same is delivered to the Lenders or the Agent, provided that nothing herein shall limit the disclosure of any such information
        (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Lenders or the Agent, (iii) to bank examiners or other regulatory authorities, auditors or accountants,
        (iv) to the Agent or any other Lender, (v) in connection with any litigation to which any one or more of the Lenders or the Agent is a party, (vi) to a Subsidiary or affiliate of such Lender as provided in clause (a) above or (vii) to any assignee or participant (or prospective assignee or participant), and provided further that in no event shall any Lender or the Agent be obligated or required to return any materials furnished by the Borrower.

9.16 CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

        (a) Each party hereto hereby irrevocably and unconditionally

             (i) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of California, the courts of the United States of America for the Central District of California, and appellate courts from any thereof;

             (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

             (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to any party at its address set forth in Section 9.2;

             (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

             (v) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any punitive damages.

        (b) WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT AND THE LENDERS HEREBY EXPRESSLY, INTENTIONALLY AND DELIBERATELY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING, WHETHER BROUGHT IN STATE OR FEDERAL COURT, RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OTHER
        DOCUMENT EXECUTED IN CONNECTION HEREWITH AND FOR ANY COUNTERCLAIM THEREIN SUCH WAIVER SHALL BE IRREVOCABLE AND UNCONDITIONAL.

9.17 RELEASE.

        For the avoidance of doubt, the Borrower, for itself, its heirs, executors, administrators, general partners, limited partners, employees, representatives, shareholders, predecessors, subsidiaries and/or affiliates, parents, successors-in-interest, transferees, assigns, officers, directors, managers, servants, insurers, trustors, trustees, underwriters, successors, attorneys, and agents, now and in the future, and all persons acting by, through, under or in concert with them, and each of them, hereby releases and discharges the Lenders and the Agent (each of which capitalized terms shall be, for the purposes of this Section 9.17, as defined in this Agreement and as defined in the Prior Agreement), and each of their past, present and future administrators, affiliates, agents, assigns, attorneys, consultants and other professionals, directors, employees, executors, heirs, officers, parents, partners, predecessors, representatives, shareholders, subsidiaries and successors, and each of them; and each of their respective administrators, affiliates, agents, assigns, attorneys, directors, employees, executors, heirs, officers, parents, partners, predecessors, representatives, shareholders, subsidiaries and successors, and each of them; and all persons acting by, through, under or in concert with one or more of them, from any liabilities or claims arising out of, related to or in any way connected with all claims, causes of action or other disputes that the Borrower may have against any Lender or the Agent arising out of, related to or in any way connected with the Prior Agreement and any document, instrument or agreement executed in connection therewith, and the Borrower's business relationships with any Lender or the Agent from the beginning of time through and including the Closing Date (the foregoing are hereinafter referred to collectively as the "Released Matters").

         The Borrower understands and has been advised by its legal counsel of the provisions of Section 1542 of the California Civil Code, which provides as follows:

        "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

        The Borrower  understands and hereby waives the provisions of Civil Code
Section 1542 and declares that it realizes that it may have damages it presently knows nothing about and that, as to them, they have been released pursuant to this Section 9.17. The Borrower understands that the Lenders and the Agent would not agree to enter into this Agreement if this Section 9.17 were not included. The Borrower represents and warrants that it alone is the owner of the claims hereby compromised and that it has not heretofore assigned or transferred, nor purported to assign or transfer, to any Person any of the Released Matters. The Borrower further agrees to indemnify and hold harmless the Lenders and the Agent from all liabilities, claims, demands, damages, costs, expenses, and attorneys' fees incurred by any Lender or the Agent as the result of any Person asserting any such assignment or transfer of any rights or claims. The Borrower represents and warrants that none of the Released Matters is subject to any purported or actual lien, security interest, encumbrance or contractual or other right of any third party, and the Borrower agrees to indemnify and hold harmless the Lenders and the Agent from all liabilities, claims, demands, damages, costs, expenses and attorneys' fees incurred by any Lender or the Agent as the result of any Person asserting the existence of any of the foregoing.

                                Credit Agreement

                                       S-1

                                Credit Agreement

9.18 EFFECT OF AGREEMENT ON FINANCING STATEMENTS AND LANDLORD CONSENTS.

        In connection with the Prior Agreement, and with the credit agreements and loan agreements theretofore executed by the Borrower that were, in turn, amended and restated by the Prior Agreement, the Borrower and/or its
Subsidiaries (including the Borrower, as formerly known as VDI Multimedia), executed and delivered to UBOC, and/or, in the case of UCC Financing Statements, authorized the filing of, certain UCC Financing Statements and Landlord Consents in favor of UBOC. The Borrower hereby acknowledges such UCC Financing Statements and Landlord Consents, agrees that they are intended to be and shall secure, support and relate to this Agreement and the Obligations, and shall be considered Loan Documents hereunder, and that, for such purposes, this Agreement shall be deemed to be an amendment and restatement of the Prior Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

              BORROWER
              POINT.360


              By:       /s/ Alan R. Steel
                        ----------------------------------------------------
              Name:     Alan R. Steel
                        ----------------------------------------------------
              Title:    Chief Financial Officer
                        ----------------------------------------------------


              AGENT
              UNION BANK OF CALIFORNIA, N.A.,
              as Agent


              By:       /s/ Gina West
                        ----------------------------------------------------
              Name:     Gina West
                        ----------------------------------------------------
              Title:    Vice President
                        ----------------------------------------------------

              LENDERS


              UNION BANK OF CALIFORNIA, N.A.,
              as a Lender


              By:      /s/ Gina West
                       -----------------------------------------------------
              Name:    Gina West
                       -----------------------------------------------------
              Title:   Vice President
                       -----------------------------------------------------


              Revolving Loan Commitment: $5,555,555.56
              Term Loan Commitment: $4,444,444.44


              Address for Notices

              (i)   for credit matters:

                    445 South Figueroa Street, 10th Floor
                    Los Angeles, California 90071
                    Attention:  Gina West
                    Telephone: (213) 236-6530
                    Facsimile: (213) 236-7637

              (ii)  for operational matters:

                    601 Potrero Grande Drive
                    Monterey Park, California 91754
                    Mail Code:  4-957-161
                    Attention: Theodora Smith
                    Commercial Loan Agency Services
                    Telephone: (323) 720-2644
                    Facsimile: (323) 720-2780

                    Applicable Lending Office

                    445 South Figueroa Street
                    Los Angeles, California 90071

               U.S. BANK NATIONAL ASSOCIATION, as a Lender


               By:     /s/ Sam Kunianski
                       ------------------------------------------------------
               Name:   Sam Kunianski
                       ------------------------------------------------------
               Title:  Senior Vice President
                       ------------------------------------------------------


               Revolving Loan Commitment: $4,444,444.44
               Term Loan Commitment: $3,555,555.56


               Address for Notices

               (i)   for credit matters

                     15910 Ventura Boulevard
                     Suite 1712
                     Mail Sort LM-CA-CL17
                     Encino, California  91436
                     Attention: Richard J. Hernandez
                     Telephone:  (818) 817-7257
                     Facsimile: (818) 789-3041

               (ii)  for operational matters:

                     555 SW Oak Street, PL-7
                     Portland, Oregon 97204
                     Attention: Marcy Marlow
                     Telephone: (503) 275-5005
                     Facsimile: (503) 275-8181


                     Applicable Lending Office

                     15910 Ventura Boulevard
                     Suite 1712
                     Encino, California 91436